Exhibit 99.3

Daniel Prieto, State Bar No. 24048744 dan.prieto@dlapiper.com DLA Piper LLP (US) 1900 North Pearl Street, Suite 2200 Dallas, Texas 75201 Tel: (214) 743-4500 Fax: (214) 743-4545 Counsel for the Debtors

Thomas R. Califano (admitted pro hac vice)

thomas.califano@dlapiper.com

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 335-4500

Fax: (212) 335-4501

Daniel M. Simon (admitted pro hac vice)

daniel.simon@dlapiper.com

David Avraham (admitted pro hac vice)

david.avraham@dlapiper.com

Tara Nair (admitted pro hac vice)

tara.nair@dlapiper.com

DLA Piper LLP (US)

444 West Lake Street, Suite 900

Chicago, Illinois 60606

Tel: (312) 368-4000

Fax: (312) 236-7516

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re: PHI, Inc. et al.,[1] Debtors.	§ § § § §	Chapter 11 Case No. 19-30923-hdh11 (Jointly Administered)

DEBTORS’ SECOND AMENDED JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: PHI, Inc. (5707), PHI Air Medical, L.L.C. (4705), AM Equity Holdings, L.L.C. (0730), PHI Tech Services, Inc. (5089) and PHI Helipass, L.L.C. (4187). The corporate headquarters and the mailing address for the Debtors listed above is 2001 SE Evangeline Thruway, Lafayette, LA 70508.

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DEBTORS’ SECOND AMENDED JOINT PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PHI, Inc. and certain of its Affiliates and subsidiaries in the above-captioned Chapter 11 Cases, as debtors and debtors in possession (each a “Debtor” and collectively, the “Debtors”) hereby propose this joint plan of reorganization for the resolution of outstanding claims against and equity interests in the Debtors. Capitalized terms used in the Plan and not otherwise defined have the meanings ascribed to such terms in Article I.A of this Plan.

Reference is made to the Disclosure Statement, filed contemporaneously with the Plan, for a discussion of the Debtors’ history, businesses, historical financial information, valuation, liquidation analysis, projections, and operations as well as a summary and analysis of the Plan and certain related matters, including distributions to be made under this Plan.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY.

ARTICLE I.

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

“Accredited Investor” means an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933.

“Accrued Professional Compensation Claim” means, at any date, a Claim for all accrued fees and reimbursable expenses for services rendered by a Retained Professional in the Chapter 11 Cases through and including such date, to the extent that such fees and expenses have not been previously paid whether under a retention order with respect to such Retained Professional or otherwise. To the extent that there is a Final Order denying some or all of a Retained Professional’s fees or expenses, such denied amounts shall no longer be considered an Accrued Professional Compensation Claim.

“Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases that are Allowed under sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) any actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Accrued Professional Compensation Claims and any other compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under sections 328, 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred on or after the Petition Date and through the Effective Date; and (c) all fees and charges assessed against the Estates under section 1930, chapter 123, of title 28, United States Code.

“Affiliate” means, with respect to any Entity, an “affiliate” as defined in section 101(2) of the Bankruptcy Code as if such entity were a debtor.

“Aircraft Lease” means any lease agreement entered into prior to the Petition Date by and between PHI, as lessee, and a third party, as lessor, for the use and operation of certain aircraft by PHI and/or its Affiliates.

“Aircraft Lessor” means a lessor under an Aircraft Lease.

“Aircraft Lessor Claim” means an unsecured Claim of an Aircraft Lessor that has entered into a Modified Aircraft Lease, representing the agreed upon difference in value between the consideration to such Aircraft Lessor under the Aircraft Lease and the Modified Aircraft Lease; provided, however, that an Aircraft Lessor under a rejected Aircraft Lease shall be entitled to File only a rejection damage Claim, which is treated as a General Unsecured Claim under the Plan.

“Allowed” means, with respect to any Claim, an Allowed Claim in a particular Class or category specified. Any reference herein to the allowance of a particular Allowed Claim includes both the secured and unsecured portions of such Claim (unless the context indicates to the contrary).

“Allowed            Claim” means an Allowed Claim of the type described.

“Allowed Claim” means any Claim that is not a Disputed Claim or a Disallowed Claim and (a) for which a Proof of Claim has been timely Filed by the applicable Claims Bar Date and as to which no objection to allowance thereof has been timely interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or order of the Bankruptcy Court; (b) that has been listed by the Debtors in their Schedules as liquidated in a specified amount and is not disputed or contingent and for which no contrary Proof of Claim has been timely Filed; or (c) that is expressly Allowed under the terms of this Plan or a Final Order of the Bankruptcy Court. The term “Allowed Claim” shall not, for purposes of computing distributions under this Plan, include interest, fees (including attorneys’ fees), costs or charges on such Claim from and after the Petition Date, except as provided in sections 506(b) or 511 of the Bankruptcy Code or as otherwise expressly set forth in this Plan or a Final Order of the Bankruptcy Court.

“Avoidance Actions” means any and all avoidance, recovery, subordination or similar actions or remedies that may be brought by and on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies arising under chapter 5 of the Bankruptcy Code.

“Ballots” means the ballots accompanying the Disclosure Statement, in the form approved by the Disclosure Statement Order.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time and as applicable to the Chapter 11 Cases.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, or any other court having original jurisdiction over the Chapter 11 Cases.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Rules, in each case as amended from time to time and as applicable to the Chapter 11 Cases.

“Blue Torch” means Blue Torch Finance L.L.C. or its Affiliates, together with any successors and permitted assigns under the Blue Torch Facility.

“Blue Torch Claim” means any and all outstanding Claims arising under or related to the Blue Torch Facility, including any interest, fees and expenses provided under the Blue Torch Facility.

“Blue Torch Facility” means that certain financing agreement, dated as of March 13, 2019, by and among PHI as borrower, certain subsidiaries of PHI as guarantors party thereto, the lenders from time to time party thereto, and Blue Torch, as administrative agent and collateral agent, including all agreements, notes, instruments and any other documents delivered pursuant thereto or in connection therewith.

“Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash” means the legal tender of the United States of America or the equivalent thereof.

“Cash Balance” means the amount of unrestricted cash liquidity (i.e., cash, cash equivalents and unrestricted availability under any financing arrangement for general working capital purposes (other than with respect to an asset based loan undrawn on the Effective Date)) on the consolidated balance sheet of the Reorganized Debtors on the Effective Date as reasonably determined in good faith by the Debtors’ Chief Restructuring Officer in his sole discretion. To the extent the Debtors collect, or, in the opinion of the Chief Restructuring Officer of the Company, are expected to collect, within 30 days following the Effective Date, past-due accounts receivables and/or letters of credit associated therewith are released following delivery of such certificate, which in either case result in additional unrestricted cash on the balance sheet on or before the Effective Date, then such amounts shall be added to the Cash Balance.

“Causes of Action” means any claims, causes of action (including Avoidance Actions), demands, actions, suits, obligations, liabilities, cross-claims, counterclaims, offsets, or setoffs of any kind or character whatsoever, in each case whether known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, under statute, in contract, in tort, in law, or in equity, or under any other theory of law, federal or state, whether asserted or assertable directly or derivatively in law or equity or otherwise by way of claim, counterclaim, cross-claim, third party action, action for indemnity or contribution or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date now owned or hereafter acquired by the Debtors and/or their Estates.

“Chapter 11 Case(s)” means (a) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court, and (b) when used with reference to all Debtors, the jointly administered chapter 11 cases for all of the Debtors.

“Citizenship Declaration” means the citizenship declaration accompanying the Disclosure Statement, in the form approved by the Disclosure Statement Order.

“Claim” is as defined in section 101(5) of the Bankruptcy Code against any Debtor.

“Claims Bar Date” means the last date for filing a Proof of Claim in these Chapter 11 Cases, as provided in the Claims Bar Date Order.

“Claims Bar Date Order” means that certain Order Establishing Bar Dates, Approving Form and Manner of Notice, and Approving Procedures for Filing Proofs of Claim entered by the Bankruptcy Court on May 16, 2019 (Docket No. 485), as amended, amended and restated, supplemented or otherwise modified from time to time.

“Claims Objection Deadline” means, with respect to any Claim, the latest of (a) one hundred eighty (180) days after the Effective Date; or (b) such other date as may be specifically fixed by Final Order of the Bankruptcy Court for objecting to such Claim.

“Claims Register” means the official register of Claims maintained by the Voting and Claims Agent.

“Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof under section 1122(a) of the Bankruptcy Code.

“Collateral” means any property or interest in property of the Debtors’ Estates that is subject to a valid and enforceable Lien to secure a Claim.

“Collective Bargaining Agreement” means that certain agreement by and among PHI Inc. and the Office & Professional Employees International Union and its Local 108 effective on June 1, 2001 and which expired by its own terms on May 31, 2004, as modified by PHI Inc. following the release of the parties thereto to “self-help” as of August 28, 2006.

“Commitment Parties” means those Eligible Offerees, together with any of their respective successors and permitted assigns under the terms and conditions of the Minimum Cash Commitment Agreement, that have agreed to provide the Minimum Cash Commitment under the Minimum Cash Commitment Agreement.

“Compensation and Benefits Programs” means all employment agreements and severance policies, and all employment, compensation and benefit plans, policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans, and any other programs of the Debtors applicable to any of its employees.

“Confirmation” means the occurrence of the Confirmation Date, subject to all conditions specified in Article VIII of this Plan having been satisfied or waived.

“Confirmation Date” means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court in the Chapter 11 Cases.

“Confirmation Hearing” means the hearing held by the Bankruptcy Court under section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

“Confirmation Order” means the order of the Bankruptcy Court confirming this Plan under section 1129 of the Bankruptcy Code, including all exhibits, appendices, supplements and related documents, which order shall be consistent with the Settlement Stipulation (including by approving the Minimum Cash Commitment Agreement, if not already approved by an order of the Bankruptcy Court) and otherwise in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee.

“Consummation” means the occurrence of the Effective Date.

“Convenience Claim” means an Allowed General Unsecured Claim with a Face Amount equal to or less than $25,000.

“Convenience Claim Distribution” means, with respect to each Convenience Claim, an amount in Cash equal to 50% of such Convenience Claim.

“Creditors’ Committee” means the official committee of unsecured creditors appointed on March 25, 2019 by the United States Trustee in the Chapter 11 Cases under section 1102 of the Bankruptcy Code [Docket No. 129], as reconstituted from time to time.

“Cure Claim Amount” has the meaning set forth in Article V.B of this Plan.

“D&O Liability Insurance Policies” means all insurance policies of any of the Debtors for directors’, managers’, and officers’ liability existing as of the Petition Date.

“Debtor Release” has the meaning set forth in Article IX.B.1 hereof.

“Debtor Releasing Parties” has the meaning set forth in Article IX.B.1 hereof.

“Disallowed Claim” means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, or (b) (i) is Scheduled at zero, in an unknown amount or as contingent, disputed or unliquidated and (ii) as to which the Claims Bar Date has been established but no Proof of Claim has been timely Filed or deemed timely Filed under applicable law.

“Disclosure Statement” means that certain Disclosure Statement for the Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of June [13], 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time) that was approved by the Disclosure Statement Order.

“Disclosure Statement Order” means that certain Order (I) Approving the Disclosure Statement, (II) Determining Dates, Procedures, and Forms Applicable to Solicitation Process, (III) Establishing Vote Tabulation Procedures, and (IV) Establishing Objection Deadline and Scheduling Plan Confirmation Hearing, entered by the Bankruptcy Court on June [    ], 2019 (Docket No. [    ]), as such order may be amended, supplemented, or modified from time to time in a manner consistent with the Settlement Stipulation and otherwise reasonably acceptable to the Debtors and the Creditors’ Committee.

“Disputed Claim” means any Claim, or any portion thereof, that is not a Disallowed Claim, that has not been Allowed under this Plan or a Final Order of the Bankruptcy Court, and

(a) if a Proof of Claim has been timely Filed by the applicable Claims Bar Date, such Claim is designated on such Proof of Claim as unliquidated, contingent or disputed, or in zero or unknown amount, and has not been resolved by written agreement of the parties or a Final Order of the Bankruptcy Court; or

(b) if either (1) a Proof of Claim has been timely Filed by the applicable Claims Bar Date or (2) a Claim has been listed on the Schedules as other than unliquidated, contingent or disputed, or in zero or unknown amount, a Claim (i) as to which any Debtor has timely Filed an objection or request for estimation in accordance with this Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court or for which such time period to object or File a request for estimation has not yet expired as of the applicable date of determination or (ii) which is otherwise disputed by any Debtor in accordance with applicable law, in each case which objection, request for estimation or dispute has not been withdrawn, overruled or determined by a Final Order; or

(c) that is the subject of an objection or request for estimation Filed in the Bankruptcy Court and which such objection or request for estimation has not been withdrawn, resolved or overruled by Final Order of the Bankruptcy Court; or

(d) that is otherwise disputed by any Debtor in accordance with the provisions of this Plan or applicable law, which dispute has not been withdrawn, resolved or overruled by Final Order.

“Distribution Agent” means the Debtors or any Entity or Entities chosen by the Debtors, which Entities may include a transfer agent, or the Voting and Claims Agent, to make or facilitate distributions required by the Plan.

“Distribution Record Date” means the date for determining which Holders of Claims are eligible to receive distributions under this Plan, which date shall be the Effective Date.

“Effective Date” means the first Business Day selected by the Debtors (with the reasonable consent of the Creditors’ Committee) on which (a) the conditions specified in Article VIII of this Plan have been satisfied or waived in accordance with the terms of Article VIII, and (b) no stay of the Confirmation Order is in effect.

“Effective Date Debt Limit” means Two Hundred Twenty Five Million Dollars ($225,000,000), inclusive of all funded New Secured Financing and any pre-petition debt Reinstated under this Plan.

“Eligible Offeree” means an unsecured creditor who is an Accredited Investor as of the effective date of the Minimum Cash Commitment Agreement.

“Entity” is as defined in section 101(15) of the Bankruptcy Code.

“Equity Committee” means the official committee of equity security holders appointed on April 25, 2019 by the United States Trustee in the Chapter 11 Cases under section 1102 of the Bankruptcy Code [Docket No. 345], as may be reconstituted from time to time.

“Equity Interest” means any Equity Security in any Debtor, including, without limitation, all issued, unissued, authorized or outstanding units and other ownership interests, including limited liability company interests, together with (a) any options, warrants or contractual rights to purchase or acquire any such Equity Securities at any time with respect to any Debtor, and all rights arising with respect thereto and (b) the rights of any Entity to purchase or demand the issuance of any of the foregoing and shall include: (i) conversion, exchange, voting, participation, dividend and distribution rights; (ii) liquidation preferences; (iii) options, warrants, and call and put rights; (iv) share-appreciation rights; and (v) all unexercised Equity Interests.

“Equity Security” is as defined in section 101(16) of the Bankruptcy Code.

“Estate(s)” means, individually, the estate of each of the Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

“Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a et seq., as now in effect or hereafter amended, and any similar federal, state or local law.

“Exculpated Parties” means, collectively, and in each case in their capacity as such: (i) the Debtors and the Reorganized Debtors; (ii) the Creditors’ Committee and the members thereof, solely in such capacity; (iii) the Equity Committee and the members thereof, solely in such capacity; and (iv) with respect to each of the foregoing Entities, each of their respective Related Persons that served in such capacity.

“Exculpation” means the exculpation provision set forth in Article IX.E hereof.

“Executory Contract” means all contracts and leases to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Exhibit” means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement (as such exhibits are amended, modified or otherwise supplemented from time to time).

“Existing PHI Interests” means all interests in PHI immediately prior to the Effective Date, including all options, warrants, common and preferred shares.

“Face Amount” means (a) when used in reference to a Disputed Claim, the full stated amount of the Claim asserted by the applicable Holder in any Proof of Claim timely Filed with the Bankruptcy Court and (b) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

“File” or “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

“Final Order” means an order or judgment of the Bankruptcy Court, or court of competent jurisdiction with respect to the subject matter, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no stay pending appeal of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

“General Administrative Claim” means any Administrative Claim, other than an Accrued Professional Compensation Claim and Claims for fees and expenses under 28 U.S.C § 1930(a).

“General Unsecured Claim” means any Claim, including, without limitation, any Unsecured Notes Claim, that is not (a) a Secured Claim, (b) a Claim entitled to priority under the Bankruptcy Code or any Final Order of the Bankruptcy Court, (c) a Subordinated Claim, (d) an Intercompany Claim, or (e) any unsecured Claims that may be held by Thirty Two, Mr. Al A. Gonsoulin, or their respective Related Persons.

“Governmental Unit” is as defined in section 101(27) of the Bankruptcy Code.

“Green Book” has the meaning set forth in Article V.H.2.

“Holder” means an Entity holding a Claim or Equity Interest.

“Impaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is “impaired” within the meaning of section 1124 of the Bankruptcy Code.

“Initial Distribution Date” means the date that is as soon as practicable after the Effective Date, but no later than thirty (30) days after the Effective Date, when, subject to the “Treatment” sections in Article III hereof, distributions under this Plan shall commence to Holders of Allowed Claims.

“Insurance Policy” and, collectively, the “Insurance Policies” means each of the insurance policies issued to or for the benefit of any Debtor(s) or any of their predecessors-in-interest and any agreements, documents or instruments related thereto.

“Intercompany Claim” means any Claim against a Debtor held by another Debtor or by a non-Debtor subsidiary of a Debtor.

“Intercompany Interest” means an Equity Interest in a Debtor other than PHI held by another Debtor or by a non-Debtor affiliate of a Debtor.

“KEIP Participant” means each participant in the Debtors’ Key Employee Incentive Plan, as approved by the Bankruptcy Court on June 6, 2019 [Docket No. 620].

“Lien” means a “lien” as defined in section 101(37) of the Bankruptcy Code, and, with respect to any property or asset, includes, without limitation, any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such property or asset.

“Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the Bankruptcy Court.

“Management Incentive Plan” means a post-emergence management incentive plan for awards to MIP Participants, as contemplated by, and consistent with, Article IV.F of the Plan.

“MIP Participant” has the meaning set forth in Article IV.F.

“Minimum Cash Commitment” means the binding obligation of the Commitment Parties to purchase New Common Stock in an amount sufficient to (i) first, ensure satisfaction of the Minimum Cash Threshold and (ii) second, satisfy the payment of the Allowed Thirty Two Claim in full, in Cash, on the Effective Date, if the New Secured Financing is insufficient to satisfy such payment of the Allowed Thirty Two Claim; provided, however, that in no event shall the Commitment Parties have any obligation to fund more than Seventy Five Million Dollars ($75,000,000) in connection with the Minimum Cash Commitment, and any such obligations shall be in accordance with, and subject to the terms and conditions of the Minimum Cash Commitment Agreement.

“Minimum Cash Commitment Agreement” means that certain Minimum Cash Commitment Agreement by and among the Reorganized Debtors and the Commitment Parties, which shall be consistent with the Settlement Stipulation and otherwise reasonably acceptable to the Reorganized Debtors and the Creditors’ Committee and shall be included in the Plan Supplement.

“Minimum Cash Commitment Exchange” means that certain exchange under which New Holding Company shall issue New Common Stock to each Commitment Party, pro rata, in exchange for such Commitment Party’s funding of its agreed portion of the Minimum Cash Commitment in accordance with the Minimum Cash Commitment Agreement.

“Minimum Cash Commitment Premium” has the meaning set forth in the Minimum Cash Commitment Agreement.

“Minimum Cash Threshold” has the meaning set forth in Article IV.D.3 of the Plan.

“Modified Aircraft Lease” means an amended and restated aircraft lease between PHI and an Aircraft Lessor, which lease, subject to Bankruptcy Court approval shall amend, restate, modify and supersede the respective parties’ Aircraft Lease.

“New Board” means the initial seven (7) member board of directors of New Holding Company, as determined in accordance with the Settlement Stipulation and the New Equity Documents.

“New Common Stock” means the shares of common stock, par value $0.01 per share, of New Holding Company issued pursuant to the Plan in accordance with the terms and conditions set forth in the Settlement Stipulation.

“New Common Stock Distribution” means the issuance of shares representing one hundred percent (100%) of the issued and outstanding New Common Stock to Holders of Allowed Claims in Classes 4 and 5 subject to dilution only on account of (i) the Minimum Cash Commitment Exchange, and (ii) the Management Incentive Plan.

“New Equity Documents” means any shareholder agreement, organizational documents, evidence of equity interests (including share certificates or other mutually agreed evidence of equity interests), or other governance documents for the Reorganized Debtors, which documents shall be consistent with the Settlement Stipulation and otherwise reasonably acceptable to the Debtors and the Creditors’ Committee.

“New Equity Securities” has the meaning set forth in Article IV.M.

“New Holding Company” has the meaning set forth in Article IV.J of this Plan.

“New Secured Financing” means the new secured financing facility (or facilities) entered into by the Debtors, which will have the terms set forth in the New Secured Financing Documents and as disclosed in the Plan Supplement and which shall be consistent with the Settlement Stipulation and otherwise reasonably acceptable to the Debtors and the Creditors’ Committee.

“New Secured Financing Documents” means any documentation necessary to effectuate the New Secured Financing which shall be consistent with the Settlement Stipulation and otherwise reasonably acceptable to the Debtors and the Creditors’ Committee.

“New Warrants” means the warrants, each exercisable for one (1) share of New Common Stock, issued by New Holding Company pursuant to Article IV.D.5 of the Plan.

“Non-Debtor Releasing Parties” means, collectively, the following, in each case in their capacity as such unless noted otherwise: (i) the Holders of Unimpaired Claims; (ii) each Holder of an Impaired Claim that (a) votes to accept the Plan or (b) either (1) abstains from voting or (2) votes to reject the Plan and, in the case of either (b)(1) or (2), does not opt out of the voluntary release contained in Article IX.B.2 of the Plan by checking the opt out box on the Ballot, and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan; (iii) Mr. Al A. Gonsoulin; (iv) Thirty Two; (v) the Entities described in the foregoing clauses (iii) and (iv), in each case in any and all of their capacities, including, without limitation, as employee, director, officer, creditor or stockholder; and (vi) the respective Related Persons of each of the Entities described in the foregoing clauses (iii) and (iv).

“Non-Solicit and Non-Disparagement Agreement” has the meaning set forth in Article IV.P.3 of this Plan.

“Non-U.S. Citizen” means a Holder of an Allowed Class 4 or Class 5 Claim that is not determined to be a U.S. Citizen under the procedure set forth in Article III.C of this Plan.

“Notice” has the meaning set forth in Article XII.J of this Plan.

“Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

“Other Secured Claim” means any Secured Claim (other than an Administrative Claim, a Secured Tax Claim, the Blue Torch Claim or the Thirty Two Claim).

“Person” means a “person” as defined in section 101(41) of the Bankruptcy Code and also includes any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other Entity, whether acting in an individual, fiduciary or other capacity.

“Petition Date” means March 14, 2019, the date on which the Debtors commenced the Chapter 11 Cases.

“PHI” means PHI, Inc.

“Plan” means this Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of June [13], 2019, including the Exhibits and Plan Schedules and all supplements, appendices, and schedules thereto, either in its present form or as the same may be amended, supplemented, or modified from time to time consistent with the Settlement Stipulation and otherwise in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee.

“Plan Distribution” means the payment or distribution of consideration to Holders of Allowed Claims under this Plan.

“Plan Equity Value” means the equity value of the New Common Stock, derived and calculated by subtracting net debt, as of the Effective Date, from the Total Enterprise Value, where the net debt as of the Effective Date is calculated as gross funded debt less pro forma unrestricted cash (inclusive of any cash from the Minimum Cash Commitment Exchange). The Plan Equity Value shall be disclosed in the Plan Supplement.

“Plan Schedule” means a schedule annexed to this Plan or an appendix to the Disclosure Statement (as amended, supplemented or otherwise modified from time to time in a manner consistent with the Settlement Stipulation), which shall be deemed to include any documents Filed as part of the Plan Supplement.

“Plan Supplement” means, collectively, the compilation of documents, forms of documents and/or term sheets relevant to the implementation of the Plan, and all exhibits, attachments, schedules, agreements, documents and instruments referred to therein, ancillary or otherwise, including, without limitation, the Exhibits and Plan Schedules, to be Filed with the Bankruptcy Court at least seven (7) days prior to the Confirmation Hearing, all of which are incorporated by reference into, and are an integral part of, this Plan, and which shall be consistent with the Settlement Stipulation and otherwise in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee.

“Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

“Pro Rata” means the proportion that (a) the Face Amount of a Claim in a particular Class or Classes (or portions thereof, as applicable) bears to (b) the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or Classes (or portions thereof, as applicable), unless this Plan provides otherwise.

“Professional Fee Escrow Account” means an interest-bearing escrow account in an amount equal to the Professional Fee Reserve Amount funded and maintained by the Reorganized Debtors on and after the Effective Date solely for the purpose of paying all Allowed and unpaid fees and expenses of Retained Professionals in the Chapter 11 Cases.

“Professional Fee Reserve Amount” means the aggregate Accrued Professional Compensation Claims through the Effective Date as estimated by the Retained Professionals in accordance with Article II.A.2.c of this Plan.

“Proof of Claim” means a proof of Claim Filed against any Debtor in the Chapter 11 Cases.

“Reinstated” or “Reinstatement” means, with respect to Claims and Equity Interests, that the Claim or Equity Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

“Related Persons” means, with respect to any Person, such Person’s predecessors, successors, assigns and present and former Affiliates (whether by operation of law or otherwise) and each of their respective subsidiaries, and each of their respective current and former officers, directors, principals, employees, shareholders, members (including ex officio members and managing members), managers, managed accounts or funds, management companies, fund advisors, advisory board members, partners, agents, financial advisors, attorneys, accountants, investment bankers, investment advisors, consultants, representatives, and other professionals, in each case acting in such capacity at any time on or after the Petition Date, and any Person claiming by or through any of them, including such Related Persons’ respective heirs, executors, estates, servants, and nominees; provided, however, that no insurer of any Debtor shall constitute a Related Person of any Debtor or Reorganized Debtor.

“Release” means the release given by the Releasing Parties to the Released Parties as set forth in Article IX.B hereof.

“Released Party” and, collectively, the “Released Parties” means each of the following, in each case in their capacity as such: (i) the Debtors; (ii) the Reorganized Debtors; (iii) Thirty Two; (iv) the Creditors’ Committee and its current and former members; (v) Mr. Al A. Gonsoulin; (vi) the respective Related Persons of each of the Entities described in the foregoing clauses (i), (ii) and (iv); and (vii) in each case of clauses (iii) and (v), in any and all of their capacities, including, without limitation, as employee, director, officer, creditor or stockholder.

“Releasing Party” has the meaning set forth in Article IX.B.2 hereof.

“Reorganized Debtors” means the Debtors, as reorganized pursuant to and under the Plan, or any successor thereto by merger, consolidation, or otherwise on or after the Effective Date, including any transferee, assignee, or successor of any Reorganized Debtor, including New Holding Company, created to issue the New Common Stock as determined by the Debtors and the Creditors’ Committee in accordance with the Settlement Stipulation.

“Reorganized PHI” means, subject to the Restructuring Transactions, PHI, as reorganized under this Plan on or after the Effective Date, and its successors.

“Restructuring Documents” means, collectively, the documents and agreements (and the exhibits, schedules, annexes and supplements thereto) necessary to implement, or entered into in connection with, this Plan, which may include, without limitation, the Plan Supplement, the Exhibits, the Plan Schedules, and the Stockholders Agreement, which documents and agreements shall be consistent with the Settlement Stipulation and otherwise in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee.

“Restructuring Expenses” means the fees and expenses payable under the Minimum Cash Commitment Agreement, the New Secured Financing Documents, the Unsecured Notes Indenture Trustee Expenses and the expenses of the members of the Creditors’ Committee allowable under section 503(b)(3)(F) of the Bankruptcy Code.

“Restructuring Transactions” has the meaning ascribed thereto in Article IV.AC of this Plan.

“Retained Professional” and collectively, “Retained Professionals” means any Entity: (a) employed in the Chapter 11 Cases under a Final Order in accordance with section 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, under sections 327, 328, 329, 330, or 331 of the Bankruptcy Code (other than an ordinary course professional retained under an order of the Bankruptcy Court); or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court under section 503(b)(4) of the Bankruptcy Code.

“Scheduled” means with respect to any Claim, the status and amount, if any, of such Claim as set forth in the Schedules.

“Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts, and statement of financial affairs Filed by the Debtors under section 521 of the Bankruptcy Code and the applicable Bankruptcy Rules, as such Schedules may be amended, modified, or supplemented from time to time.

“Secured Claim” means a Claim that is secured by a Lien on property in which any of the Debtors’ Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined under section 506(a) of the Bankruptcy Code or, in the case of setoff, under section 553 of the Bankruptcy Code.

“Secured Tax Claim” means any Secured Claim which, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended, and any similar federal, state or local law.

“Settlement Stipulation” means the Stipulation Regarding Matters to Be Resolved Pursuant to Bankruptcy Rule 9019 [Docket No. 624].

“Stamp or Similar Tax” means any stamp tax, recording tax, conveyance fee, intangible or similar tax, mortgage tax, personal or real property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes or fees imposed or assessed by any Governmental Unit.

“Stockholders Agreement” means the stockholders agreement, if any, with respect to the New Common Stock to be entered into on the Effective Date, which shall be included in the Plan Supplement, and which shall be consistent with the Settlement Stipulation and otherwise in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee.

“Subordinated Claim” means any Claim that is subject to (i) subordination under section 510(b) of the Bankruptcy Code or (ii) equitable subordination as determined by the Bankruptcy Court in a Final Order, including, without limitation, any Claim for or arising from the rescission of a purchase, sale, issuance, or offer of a security of any Debtor; for damages arising from the purchase or sale of such a security; or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

“Third Party Release” has the meaning ascribed thereto in Article IX.B.2 of this Plan.

“Thirty Two” means Thirty Two, L.L.C.

“Thirty Two Claim” means the Secured Claim arising under, derived from, based on, and secured under the Thirty Two Loan Agreement, which Secured Claim shall be Allowed in the aggregate amount of One Hundred Thirty Two Million Two Hundred Fifty Thousand Dollars ($132,250,000), inclusive of any and all accrued interest, fees (including, without limitation, professional fees), expenses, costs, and other charges payable with respect to the Thirty Two Loan Agreement whether accruing before, on, or after the Petition Date, in each case whether or not already paid in connection with any order of the Bankruptcy Court; provided that the amount of such Secured Claim shall be reduced by any payments made after the Petition Date and prior to the Effective Date on account of such Secured Claim, including any payments for fees (including, without limitation, professional fees), expenses, costs, and other charges payable with respect to the Thirty Two Loan Agreement.

“Thirty Two Loan Agreement” means that certain Loan Agreement, dated as of September 28, 2018 (as amended, modified, supplemented, or otherwise restated from time to time), by and among PHI as borrower, certain subsidiaries of PHI as guarantors party thereto, and Thirty Two as lender, including and any other documents delivered pursuant thereto or in connection therewith.

“Total Enterprise Value” means Four Hundred and Eighty Seven Million Five Hundred Thousand Dollars ($487,500,000).

“Unexpired Lease” means a lease to which any Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

“Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is “unimpaired” within the meaning of section 1124 of the Bankruptcy Code.

“United States Trustee” means the office of the United States Trustee for Region 6.

“Unsecured Notes” means the 5.25% Senior Notes due 2019 issued under the Unsecured Notes Indenture in the aggregate principal amount outstanding of Five Hundred Million Dollars ($500,000,000).

“Unsecured Notes Claim” means any Claim arising from, or related to, the Unsecured Notes Indenture and the Unsecured Notes, including all prepetition interest, fees, and other expenses due under the Unsecured Notes and Unsecured Notes Indenture and otherwise determined to be allowable, and any related guarantee claims.

“Unsecured Notes Indenture” means that certain indenture, dated as of March 17, 2014 (as amended, modified, supplemented, or otherwise restated from time to time), among PHI, the guarantors party thereto, and the Unsecured Notes Indenture Trustee.

“Unsecured Notes Indenture Trustee” means Delaware Trust Company (as successor to U.S. Bank National Association), solely in its capacity as successor indenture trustee under the Unsecured Notes Indenture.

“Unsecured Notes Indenture Trustee Expenses” means all reasonable and documented fees and out-of-pocket costs and expenses (including attorneys’ fees and expenses), incurred prior to or after the Petition Date by the Unsecured Notes Indenture Trustee that are required to be paid under the Unsecured Notes Indenture.

“U.S. Citizen” means a citizen of the United States as defined in 49 U.S.C. § 40102(a)(15) and interpreted and applied by the U.S. Department of Transportation.

“Voting and Claims Agent” means Prime Clerk LLC, in its capacity as solicitation, notice, claims and balloting agent for the Debtors.

“Voting Classes” means Classes 2, 4, 5 and 6.

“Voting Deadline” means the deadline established by the Bankruptcy Court by which Ballots accepting or rejecting the Plan must be received by the Voting and Claims Agent.

B.	Rules of Interpretation

1.

For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) unless otherwise specified, any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles of this Plan; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) the words “include” and “including” and variations thereof shall not be deemed to be terms of limitation and shall be deemed to be followed by the words “without limitation”; (g) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (h) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Equity Interests,” “Disputed Interests,” and the like, as applicable; (i) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (j) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (k) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (l) any effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall control.

2.	All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

3.

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

C.	Computation of Time

Unless otherwise specifically stated in the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed in the Plan. If the date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter unless otherwise specified herein.

D.	Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan shall control. In the event of an inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

E.	Settlement Stipulation

Notwithstanding anything to the contrary in the Plan, the Plan Supplement, the Confirmation Order, or the Disclosure Statement, any and all consent rights in the Settlement Stipulation with respect to the form and substance of the Plan, the Plan Supplement, and any other documents relating to the Restructuring Transactions, including, without limitation, any amendments, restatements, supplements, or other modifications to such documents and any consents, waivers, or other deviations under or from any such documents, shall be incorporated by reference herein and fully enforceable as if stated in full herein. Solely with respect to any consent or consultation rights in this Plan, in the event of an inconsistency between the Plan, the Plan Supplement, the Disclosure Statement, and the Settlement Stipulation, the Settlement Stipulation shall control.

ARTICLE II.

ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, UNITED STATES TRUSTEE

STATUTORY FEES AND OTHER PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, United States Trustee statutory fees, and Other Priority Claims have not been classified and, thus, are excluded from the Classes of Claims and Equity Interests set forth in Article III of this Plan.

A.	Administrative Claims

1.	General Administrative Claims

Subject to the provisions of sections 328, 330(a), and 331 of the Bankruptcy Code and except to the extent that a Holder of an Allowed General Administrative Claim and the applicable Debtor before the Effective Date or the applicable Reorganized Debtor after the Effective Date agree to less favorable treatment, each Holder of an Allowed General Administrative Claim will be paid the full unpaid amount of such Allowed General Administrative Claim in Cash: (a) if such Allowed General Administrative Claim is based on liabilities that the Debtors incurred in the ordinary course of business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Administrative Claim and without any further action by any Holder of such Allowed General Administrative Claim; (b) if such Allowed General Administrative Claim is due, on the Effective Date, or, if such Allowed General Administrative Claim is not due as of the Effective Date, on the date that such Allowed General Administrative Claim becomes due or as soon as reasonably practicable thereafter; (c) if a General Administrative Claim is not Allowed as of the Effective Date, on the date that is no later than sixty (60) days after the date on which an order allowing such General Administrative Claim becomes a Final Order of the Bankruptcy Court or as soon as reasonably practicable thereafter; or (d) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

2.	Accrued Professional Compensation Claims

a.	Final Fee Applications

All final requests for Accrued Professional Compensation Claims shall be Filed no later than forty-five (45) days after the Effective Date. The amount of Accrued Professional Compensation Claims owed to the Retained Professionals shall be paid in Cash to such Retained Professionals from funds held in the Professional Fee Escrow Account after such Claims are Allowed by a Final Order. To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the amount of Accrued Professional Compensation Claims owed to the Retained Professionals, such Retained Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A.1 of this Plan. After all Allowed Accrued Professional Compensation Claims have been paid in full, any excess amounts remaining in the Professional Fee Escrow Account shall be returned to the Reorganized Debtors.

b.	Professional Fee Escrow Account

On the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Retained Professionals. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors.

c.	Professional Fee Reserve Amount

d. To receive payment for unbilled fees and expenses incurred through the Effective Date, the Retained Professionals shall estimate in good faith their Accrued Professional Compensation Claims (taking into account any retainers) prior to and as of the Effective Date and shall deliver such estimate to the Debtors at least three (3) calendar days prior to the Effective Date; provided that such estimate shall not be considered a limitation with respect to the fees and expenses of such Retained Professional. If a Retained Professional does not provide such estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Retained Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional. The total amount so estimated as of the Effective Date by the Retained Professionals or the Debtors, as applicable, shall comprise the Professional Fee Reserve Amount.

e.	Post-Effective Date Fees and Expenses

Upon the Effective Date, any requirement that Retained Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate. Each Debtor or Reorganized Debtor, as applicable, may employ and pay any fees and expenses of any professional, including any Retained Professional, in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court, including with respect to any transaction, reorganization, or success fees payable by virtue of the Consummation of this Plan.

f.	Substantial Contribution Compensation and Expenses

Except as otherwise specifically provided in the Plan, any Entity that requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases under sections 503(b)(3), (4), and (5) of the Bankruptcy Code must File an application and serve such application on counsel for the Debtors or Reorganized Debtors, as applicable, and counsel for the Creditors’ Committee, as required by the Bankruptcy Court, the Bankruptcy Code, and the Bankruptcy Rules on or before ten (10) Business Days after the Confirmation Date.

B.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall be treated under section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on or before the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and such Holder or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

C.	United States Trustee Statutory Fees

The Debtors and the Reorganized Debtors, as applicable, will pay fees payable under 28 U.S.C § 1930(a), including fees, expenses, and applicable interests payable to the United States Trustee, for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

D.	Other Priority Claims

Subject to Article VIII hereof, on, or as soon as reasonably practicable after (i) the Initial Distribution Date, if such Other Priority Claim is an Allowed Other Priority Claim as of the Effective Date, or (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Other Priority Claim, at the election of the Debtors or the Distribution Agent, as applicable: (A) Cash equal to the amount of such Allowed Other Priority Claim; (B) such other less favorable treatment as to which the Debtors or Distribution Agent, as applicable, and the Holder of such Allowed Other Priority Claim shall have agreed upon in writing; or (C) such other treatment such that it will not be Impaired; provided, however, that Other Priority Claims incurred by any Debtor in the ordinary course of business may be paid in the ordinary course of business by such Debtor in accordance with the terms and conditions of any agreements relating thereto without further notice to or order of the Bankruptcy Court.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.	Summary

The Plan is premised upon the substantive consolidation of the Debtors, as set forth in more detail below, solely for the purposes of voting, determining which Claims have accepted the Plan, Confirmation of the Plan, and the resultant treatment of Claims and Equity Interests and distributions under the terms of the Plan. Accordingly, the Plan shall serve as a motion for entry of a Bankruptcy Court order approving the substantive consolidation of the Debtors for these limited purposes. In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims and Priority Tax Claims, as described in Article II.

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, Confirmation, and distribution pursuant hereto and under sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or an Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

Summary of Classification and Treatment of Claims and Interests

Class	Claim	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)

2	Thirty Two Claim	Impaired	Entitled to Vote

3	Blue Torch Claim	Unimpaired	Not Entitled to Vote (Deemed to Accept)

4	Aircraft Lessor Claims	Impaired	Entitled to Vote

5	General Unsecured Claims	Impaired	Entitled to Vote

6	Convenience Claims	Impaired	Entitled to Vote

7	Intercompany Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

8	Subordinated Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

9	Intercompany Interests	Unimpaired	Not Entitled to Vote (Deemed to Accept)

10	Existing PHI Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Classification and Treatment of Claims and Equity Interests

1.	Class 1 – Other Secured Claims

(a)	Classification: Class 1 consists of Other Secured Claims.

(b)

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Other Secured Claim, each Holder of an Allowed Other Secured Claim shall receive the following:

(i)	payment in full in Cash equal to the amount of such Allowed Other Secured Claim;

(ii)	the Collateral securing its Allowed Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of such Allowed Other Secured Claim; or

(iv)	such other treatment rendering such Allowed Other Secured Claim Unimpaired.

(c)

Voting: Class 1 is Unimpaired, and Holders of Class 1 Other Secured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, Holders of Class 1 Other Secured Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 – Thirty Two Claim

(a)	Classification: Class 2 consists of the Thirty Two Claim.

(b)

Allowance: Pursuant to the Settlement Stipulation, on the Effective Date, the Thirty Two Claim shall be Allowed in the amount of One Hundred Thirty Two Million Two Hundred Fifty Thousand Dollars ($132,250,000), inclusive of all interest, fees (including, without limitation, professional fees), expenses, costs, and other charges payable with respect to the Thirty Two Loan Agreement whether accruing before, on, or after the Petition Date, in each case whether or not already paid in connection with any order of the Bankruptcy Court.

(c)

Treatment: On the Effective Date, the Holder of an Allowed Thirty Two Claim shall receive, in full and final satisfaction, settlement, release, and discharge of its rights with respect to and under such Allowed Thirty Two Claim, Cash in the full amount of the Allowed Thirty Two Claim.

(d)	Voting: Class 2 is Impaired, and the Holder of the Class 2 Thirty Two Claim is entitled to vote to accept or reject the Plan.

3.	Class 3 – Blue Torch Claim

(a)	Classification: Class 3 consists of the Blue Torch Claim.

(b)	Allowance: The allowance of the Blue Torch Claim shall be subject to section 502 of the Bankruptcy Code and the objection and resolution process set forth in Article VII hereof.

(c)

Treatment: Except to the extent that the Holder of the Allowed Blue Torch Claim agrees to less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of such Blue Torch Claim, the Holder of the Allowed Blue Torch Claim shall receive the following, as determined by the Debtors with the consent of the Creditors’ Committee (which consent shall not be unreasonably withheld):

(i)	payment in full in Cash equal to the amount of the Allowed Blue Torch Claim; or

(ii)	Reinstatement of the Allowed Blue Torch Claim.

(d)

Voting: Class 3 is Unimpaired, and the Holder of the Class 3 Blue Torch Claim is conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Therefore, the Holder of the Class 3 Blue Torch Claim is not entitled to vote to accept or reject the Plan.

4.	Class 4 – Aircraft Lessor Claims

(a)

Classification: Class 4 consists of the Aircraft Lessor Claims of those Aircraft Lessors who enter into Modified Aircraft Leases with the Debtors. Those Aircraft Lessors who do not enter into Modified Aircraft Leases shall have their Aircraft Leases rejected and shall have the ability to File rejection damage Claims which are treated as General Unsecured Claims under the Plan.

(b)	Allowance: On the Effective Date, the Aircraft Lessor Claims shall be deemed Allowed.

(c)

Treatment: Each Aircraft Lessor that enters into a Modified Aircraft Lease shall receive, in full and final satisfaction, settlement, release, and discharge of such Holder’s rights with respect to and under such Allowed Aircraft Lessor Claim, (i) in accordance with the citizenship determination procedures set forth in Article III.C below, its Pro Rata share of the New Common Stock Distribution, or (ii) to the extent the New Common Stock may not be issued to a Holder based on the fact that such Holder is not deemed to be a U.S. Citizen in accordance with the determination procedures set forth in Article III.C below, and the number of Non-U.S. Citizen equity holders has not exceeded applicable thresholds described in Article IV.D.5 of the Plan, New Warrants in lieu of New Common Stock to the extent of such Holder’s Pro Rata share of the New Common Stock Distribution.

(d)	Voting: Class 4 is Impaired, and Holders of Class 4 Aircraft Lessor Claims are entitled to vote to accept or reject the Plan.

5.	Class 5 – General Unsecured Claims

(a)	Classification: Class 5 consists of the General Unsecured Claims, including, without limitation, the Unsecured Notes Claims, but excluding Convenience Claims.

(b)

Allowance: The Unsecured Notes Claims shall be Allowed in the aggregate principal amount of $500,000,000, plus all accrued but unpaid interest through the Petition Date, plus any unpaid fees or expenses arising under the Unsecured Notes Indenture. The allowance of all other General Unsecured Claims shall be subject to section 502 of the Bankruptcy Code and the objection and resolution process set forth in Article VII hereof.

(c)

Treatment: Each Holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Holder’s rights with respect to and under such Allowed General Unsecured Claim, (i) in accordance with the citizenship determination procedures set forth in Article III.C below, its Pro Rata share of the New Common Stock Distribution, or (ii) to the extent the New Common Stock may not be issued to a Holder based on the fact that such Holder is not deemed to be a U.S. Citizen in accordance with the determination procedures set forth in Article III.C below, and the number of Non-U.S. Citizen equity holders has not exceeded applicable thresholds described in Article IV.D.5 of the Plan, New Warrants in lieu of New Common Stock to the extent of such Holder’s Pro Rata share of the New Common Stock Distribution.

(d)	Voting: Class 5 is Impaired, and Holders of Class 5 General Unsecured Claims are entitled to vote to accept or reject the Plan.

6.	Class 6 – Convenience Claims

(a)	Classification: Class 6 consists of the Convenience Claims.

(b)	Allowance: The allowance of all Convenience Claims shall be subject to section 502 of the Bankruptcy Code and the objection and resolution process set forth in Article VII hereof.

(c)

Treatment: Each Holder of a Convenience Claim shall receive, in full and final satisfaction, settlement, release, and discharge of such Holder’s rights with respect to and under such Allowed Convenience Claim, the Convenience Claim Distribution. For the avoidance of doubt, Holders of Allowed General Unsecured Claims with a Face Amount greater than $25,000 may elect to reduce the Face Amount of their Allowed General Unsecured Claim to $25,000 by notifying the Voting and Claims Agent of such election on or prior to the Voting Deadline and receive the treatment specified in this section for Class 6 Convenience Claims.

(d)	Voting: Class 6 is Impaired, and Holders of Class 6 Convenience Claims are entitled to vote to accept or reject the Plan.

(e)

Election into Class 6: Holders of Allowed General Unsecured Claims may, on or prior to the Voting Deadline, notify the Voting and Claims Agent in writing that such Holder elects to reduce the Face Amount of its Allowed General Unsecured Claim to $25,000 and have its Allowed General Unsecured Claim treated as a Convenience Claim and to receive the treatment specified in this section for Class 6 Convenience Claims.

7.	Class 7 – Intercompany Claims

(a)	Classification: Class 7 consists of the Intercompany Claims.

(b)

Treatment: On the Effective Date or as soon thereafter as is practicable, the Intercompany Claims may be extinguished or compromised by distribution, contribution, or otherwise Reinstated, at the discretion of the Debtors (with the consent of the Creditors’ Committee (which consent shall not be unreasonably withheld)) or the Reorganized Debtors, as applicable, on or after the Effective Date.

(c)

Voting: Class 7 is Impaired. Because the Holders of such Intercompany Claims are not expected to receive any distributions under this Plan, they are therefore conclusively deemed, under section 1126(g) of the Bankruptcy Code, to have rejected this Plan and are not entitled to vote to accept or reject this Plan.

8.	Class 8 – Subordinated Claims

(a)	Classification: Class 8 consists of Subordinated Claims.

(b)

Treatment: Subordinated Claims are subordinated under this Plan and section 510 of the Bankruptcy Code. The Holders of Subordinated Claims shall not receive or retain any property under this Plan on account of such Claims, and the obligations of the Debtors and the Reorganized Debtors on account of the Subordinated Claims shall be discharged.

(c)

Voting: Class 8 is Impaired. Because the Holders of such Subordinated Claims are not expected to receive any distributions under this Plan, they are therefore conclusively deemed, under section 1126(g) of the Bankruptcy Code, to have rejected this Plan and are not entitled to vote to accept or reject this Plan.

9.	Class 9 – Intercompany Interests

(a)	Classification: Class 9 consists of the Intercompany Interests.

(b)

Treatment: Subject to the Restructuring Transactions, the Intercompany Interests shall remain effective, outstanding, and Reinstated on the Effective Date and shall be owned and held by Reorganized PHI as of the Effective Date.

(c)

Voting: Class 9 is Unimpaired. Because the Holders of such Intercompany Interests are conclusively deemed, under section 1126(f) of the Bankruptcy Code, to have accepted this Plan, they are not entitled to vote to accept or reject this Plan.

10.	Class 10 – Existing PHI Interests

(a)	Classification: Class 10 consists of Existing PHI Interests.

(b)

Treatment: Holders of an Existing PHI Interest shall not receive or retain any property under this Plan on account of such Claims, and the obligations of the Debtors and the Reorganized Debtors on account of the Existing PHI Interests shall be discharged.

(c)

Voting: Class 10 is Impaired. Because the Holders of such Existing PHI Interests are not expected to receive any distributions under this Plan, they are therefore conclusively deemed, under section 1126(g) of the Bankruptcy Code, to have rejected this Plan and are not entitled to vote to accept or reject this Plan.

C.	Procedures for Citizenship Determination

If a Holder of an Allowed Class 4 Aircraft Lessor Claim or Class 5 General Unsecured Claim furnishes a Citizenship Declaration to the Debtors on or before the Distribution Record Date and, after review, the Debtors, in their reasonable discretion, accept such Citizenship Declaration as reasonable proof to establish that such Holder is a U.S. Citizen, such Holder will receive New Common Stock representing all of such holder’s Pro Rata share of the New Common Stock Distribution as of the Effective Date;

provided, however, that if such Holder is a Non-U.S. Citizen, or if the Holder fails to furnish a Citizenship Declaration to the Debtors on or before the Distribution Record Date, or if the Citizenship Declaration of such Holder has not been accepted or has been rejected by the Debtors in their reasonable discretion on or before the date that is 5 Business Days after the Distribution Record Date, such Holder will be treated as a Non-U.S. Citizen for all purposes hereunder and under the Plan. In connection with the Debtors’ review of any Citizenship Declaration, the Debtors will have the right to require the Holder furnishing the Citizenship Declaration to provide the Debtors with such documentation and other information as they may reasonably request as proof confirming that the holder is a U.S. Citizen. The Debtors will treat all such documentation and information provided by a Holder as confidential; provided, that, the Debtors will share such information with the Creditors’ Committee on a confidential basis and will work cooperatively with the Creditors’ Committee with respect to citizenship issues.

D.	Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under this Plan shall affect or limit the Debtors’ or the Reorganized Debtors’ rights and defenses (whether legal or equitable) in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

E.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Equity Interests eligible to vote, and no Holders of Claims or Equity Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the Holders of such Claims or Equity Interests in such Class.

F.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Equity Interests or any Class thereof is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

G.	Confirmation Under Section 1129(a)(10) and Section 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims. The Debtors shall seek Confirmation under section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Equity Interests.

H.	Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Equity Interests and the respective distributions and treatments under the Plan shall take into account and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Under section 510 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Allowed Equity Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

I.	Elimination of Vacant Classes

Any Class of Claims that is not occupied as of the commencement of the Confirmation Hearing by an Allowed Claim or a claim temporarily allowed under Bankruptcy Rule 3018, or as to which no vote is cast, shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

J.	Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the corporate structure for the ultimate benefit of the Holders that receive New Common Stock in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions on account of such Holders’ Allowed Claims.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Substantive Consolidation

Except as expressly provided in this Plan, each Debtor shall continue to maintain its separate corporate existence for all purposes other than the treatment of Claims under this Plan and distributions hereunder. On the Effective Date, (i) all Intercompany Claims among the Debtors shall be eliminated and there shall be no distributions on account of such Intercompany Claims; (ii) any obligation of a Debtor and any guarantee thereof by any other Debtor shall be deemed to be one obligation, and any such guarantee shall be eliminated, (iii) each Claim Filed or to be Filed against more than one Debtor shall be deemed Filed only against one consolidated Debtor and shall be deemed a single Claim against and a single obligation of the Debtors, and (iv) any joint or several liability of the Debtors shall be deemed one obligation of the Debtors, with each of the foregoing effective retroactive to the Petition Date. On the Effective Date, and in accordance with the terms of the Plan, all Claims based upon guarantees of collection, payment or performance made by one Debtor as to the obligations of another Debtor shall be released and of no further force and effect. Such substantive consolidation shall not (other than for purposes relating to the Plan) affect the legal and corporate structures of the Reorganized Debtors.

In the event the Bankruptcy Court does not approve the substantive consolidation of all of the Estates for the purposes set forth herein, the Plan shall be treated as a separate plan of reorganization for each Debtor not substantively consolidated.

The Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Chapter 11 Cases for the limited purposes set forth herein. If no objection to substantive consolidation is timely Filed and served by any Holder of an Impaired Claim on or before the deadline to object to the confirmation of the Plan, or such other date as may be fixed by the Bankruptcy Court and the Debtors meet their burden of introducing evidence to establish that substantive consolidation is merited under the standards of applicable bankruptcy law, the Confirmation Order, which shall be deemed to substantively consolidate the Debtors for the limited purposes set forth herein, may be entered by the Court. If any such objections are timely Filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto shall be scheduled by the Bankruptcy Court, which hearing shall coincide with the Confirmation Hearing.

B.	General Settlement of Claims and Interests

Under sections 363 and 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the Plan Distributions, the payment of the Restructuring Expenses, and other benefits provided under this Plan and the Settlement Stipulation, the provisions of this Plan and the Settlement Stipulation shall constitute a good faith compromise and settlement of all Claims and controversies relating to the rights that a Holder of a Claim or Equity Interest may have with respect to such Claim or Equity Interest or any Plan Distribution on account thereof, including (i) the amount, value, and treatment of the Thirty Two Claim; (ii) the validity, extent and priority of the Liens securing the Thirty Two Claim; (iii) the value of the Debtors’ encumbered and unencumbered assets; (iv) the allocation of distributable value among the creditor classes; and (v) the Plan Equity Value and the Total Enterprise Value of the Debtors.

C.	Global Settlement

Under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the substantial contribution and value provided, the Plan reflects a compromise and settlement of numerous Debtor-creditor and inter-creditor issues, in the form of a global settlement, designed to achieve an economic settlement of such issues and potential Claims and Causes of Action against the Debtors. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of each of the compromises and settlements embodied in the Plan and the Settlement Stipulation, and the Bankruptcy Court’s finding that all such compromises or settlements are: (i) in the best interests of the Debtors, the Estates, the Reorganized Debtors, and their respective property and stakeholders; and (ii) fair, equitable and within the range of reasonableness. The provisions of the Plan and the Settlement Stipulation, including, without limitation, the release, injunction, exculpation and compromise provisions of the Plan, are mutually dependent.

In the event that, for any reason, the Confirmation Order is not entered or the Effective Date does not occur, the Debtors and the Creditors’ Committee reserve all of their respective rights with respect to any and all disputes resolved and settled under the Plan and the Settlement Stipulation and with respect to the terms of the Plan. The settlements contained in the Plan shall be subject to Federal Rule of Evidence 408.

As set forth in detail herein, the settlement shall be implemented as follows:

(i) Mr. Al A. Gonsoulin

In addition to the provisions set forth in Article IV.P.3, Mr. Al A. Gonsoulin (i) shall support the Plan, and (ii) shall not (a) object to, delay, impede, or take any other action to interfere with, delay, or postpone acceptance, consummation, or implementation of the Plan, (b) propose, file, support, or vote for any restructuring for the Debtors other than the Plan, (c) take any action to encourage any other person or entity to take any action, directly or indirectly, that would reasonably be expected to, breach or be inconsistent with the Settlement Stipulation, or (d) take any other action, directly or indirectly, that would reasonably be expected to interfere with the acceptance, consummation, or implementation of the Plan.

Mr. Al A. Gonsoulin, Thirty Two, and each of their respective members and/or affiliates shall release, in any and all of their capacities as it relates to the Debtors or the non-Debtor affiliates, including, without limitation, as employee, director, officer, creditor, and/or stockholder, all claims, rights, and entitlements under contract, law, equity, or otherwise, they may have against the Debtors, the non-Debtor Affiliates, Reorganized Debtors, Creditors’ Committee, and any of such parties’ respective members and/or affiliates in their capacities as such (and such parties’ respective directors, officers, and employees).

(ii)	Thirty Two Claim

The Thirty Two Claim shall be allowed and treated in the manner set forth in Article III.B.2 of the Plan, as set forth in the Settlement Stipulation.

(iii)	Houlihan Lokey Capital, Inc.

Provided (i) the Plan goes effective, (ii) the Creditors’ Committee, its members (other than Delaware Trust Company, in its capacity as indenture trustee), and any Commitment Parties (other than Thirty Two LLC, if applicable) support Houlihan Lokey Capital, Inc.’s (“Houlihan Lokey”)2 final fee application and payment of its Recapitalization Fee thereunder, and (iii) Delaware Trust Company, in its capacity as indenture trustee, does not object to Houlihan Lokey’s final fee application and payment of its Recapitalization Fee thereunder, then (iv) Houlihan Lokey will waive any right it has to increase its Recapitalization Transaction Fee by 15% as set forth in the Houlihan Lokey Engagement Agreement.

Houlihan Lokey shall not receive a Financing Transaction Fee; provided, however, if for any reason the Debtors and the Creditors’ Committee jointly request in writing that Houlihan Lokey assist with respect to any such Financing Transaction, and clearly indicate in such writing that they jointly intend for Houlihan Lokey to earn a Financing Transaction Fee, Houlihan Lokey shall be compensated as set forth in the Houlihan Lokey Engagement Agreement or as otherwise agreed to among the Debtors, Houlihan Lokey, and the Official Committee.

Upon the payment of the amounts sought, to the extent allowed by the Bankruptcy Court, in Houlihan Lokey’s final fee application, Houlihan Lokey shall not be entitled to any other payment by the Debtors or the Reorganized Debtors.

(iv)	Mutual Releases

Pursuant to the Settlement Stipulation, the signatories to the Settlement Stipulation agree to support the mutual releases and exculpation provisions contained in Article IX of the Plan.

D.	Restructuring Transactions

1.	Restructuring Transactions

On the Effective Date, the Debtors, the Reorganized Debtors, or any other entities may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan (the “Restructuring Transactions”), including: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates of incorporation, merger, or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that the Debtors or the Reorganized Debtors, as applicable, and the Creditors’ Committee determine are necessary or appropriate.

[2]	Capitalized terms used but not otherwise defined in this Article IV.B(ii) shall have the meanings set forth in the Settlement Stipulation.

The Confirmation Order shall and shall be deemed to, under both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

2.	New Secured Financing

The Debtors or the Reorganized Debtors, as applicable, with the consent of the Creditors’ Committee, not to be unreasonably withheld, shall be authorized to enter into the New Secured Financing Documents on or before the Effective Date, provided, however, that the aggregate amount of the New Secured Financing shall not exceed the Effective Date Debt Limit. On the Effective Date, the New Secured Financing Documents shall constitute legal, valid, binding, and authorized obligations of either the Reorganized Debtors or the Debtors, as applicable, and following the consummation of the Restructuring Transactions, the New Secured Financing Documents shall constitute legal, valid, binding, and authorized obligations of the applicable Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended under the New Secured Financing Documents are being extended and shall be deemed to have been extended in good faith and for legitimate business purposes and are reasonable and shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Secured Financing Documents (a) shall be deemed to be granted, (b) shall be legal, binding, and enforceable Liens on and security interests in the collateral granted thereunder in accordance with the terms of the New Secured Financing Documents, (c) shall be deemed automatically perfected on the Effective Date (without any further action being required by the Debtors, the Reorganized Debtors, as applicable, the applicable agent, or any of the applicable lenders), having the priority set forth in the New Secured Financing Documents and subject only to such Liens and security interests as may be permitted under the New Secured Financing Documents, and (d) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Debtors, the Reorganized Debtors, as applicable, and the Entities granted such Liens and security interests are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

3.	Minimum Cash Commitment Exchange

Subject to approval of the Minimum Cash Commitment Agreement and to the terms and conditions thereof, the Minimum Cash Commitment shall be funded in accordance therewith. On the Effective Date, the Reorganized Debtors shall consummate the Minimum Cash Commitment Exchange and New Common Stock shall be issued to the Commitment Parties pursuant to the Minimum Cash Commitment Agreement and this Plan.

As set forth in the Minimum Cash Commitment Agreement, the Minimum Cash Commitment Exchange is conditioned on, among other things, the Consummation of the Plan and the funding of the Minimum Cash Commitment in accordance with the Minimum Cash Commitment Agreement.

Proceeds of the Minimum Cash Commitment shall be applied only as follows: (i) first, to ensure that the Cash Balance projected (as set forth herein) as of the Effective Date (after taking into account the New Secured Financing) is not less than Seventy Five Million Dollars ($75,000,000) (the “Minimum Cash Threshold”); and (ii) second, to satisfy the payment, in full, in Cash, on the Effective Date, of the Allowed Thirty Two Claim to the extent that any New Secured Financing is insufficient to satisfy the payment of such Allowed Thirty Two Claim.

For purposes of calculating the Minimum Cash Threshold, the projected Cash Balance shall be reasonably determined in good faith by the Debtors’ Chief Restructuring Officer in his sole discretion fifteen (15) calendar days prior to the scheduled Confirmation Hearing and such projected Cash Balance shall be provided to the Debtors and the Creditors’ Committee on such date. To the extent the Debtors collect, or, in the opinion of the Chief Restructuring Officer of the Company, are expected to collect, within 30 days following the Effective Date, past-due accounts receivables and/or letters of credit associated therewith are released following delivery of such certificate, which in either case result in additional unrestricted cash on the balance sheet on or before the Effective Date, then the Chief Restructuring Officer of the Company shall so notify the parties in writing and such amount shall be included in calculating the Minimum Cash Threshold.

4.	Minimum Cash Commitment Premium

In exchange for providing the Minimum Cash Commitment and the other agreements of the Commitment Parties in the Minimum Cash Commitment Agreement, the Commitment Parties will receive the Minimum Cash Commitment Premium. Upon the Effective Date, the Minimum Cash Commitment Premium will be immediately and automatically deemed earned and payable in the form of New Common Stock issued under Section 4(a)(2) of the Securities Act and Regulation D thereunder.

5.	New Common Stock and New Warrants

On the Effective Date, New Holding Company shall issue or reserve for issuance all of the New Common Stock issued or issuable in accordance with the terms of the Plan, subject to dilution on the terms described herein. In addition, on the Effective Date, New Holding Company shall issue the New Warrants in accordance with the Plan, subject to dilution on the terms described herein. The issuance of the New Common Stock and the New Warrants for distribution under the Plan is authorized without the need for further corporate action, and all of the shares of New Common Stock and the New Warrants issued or issuable under the Plan shall be duly authorized and validly issued, and in the case of the New Common Stock issued or issuable under the Plan, also fully paid, and non-assessable. In no event will Non-U.S. Citizens be entitled to (i) own in the aggregate more than twenty-four and nine-tenths percent (24.9%) of the total number of shares of voting New Common Stock to be outstanding, and (ii) to the extent not prohibited by the U.S. Department of Transportation, own in the aggregate more than forty-nine percent (49%) of the total New Equity Securities; provided, however, and regardless of any conversion of New Warrants, that in no event shall Non-U.S. Citizens who are not citizens of a country that is party to a “open skies” agreement (which countries are listed at https://www.transportation.gov/policy/aviation-policy/open-skies-agreements-being-applied) be entitled to own in the aggregate more than twenty-four and nine-tenths percent (24.9%) of the New Equity Securities. All of the New Common Stock underlying the New Warrants (upon due exercise thereof in accordance with their terms) will also have been duly authorized, validly issued, fully paid and non-assessable upon issuance. In addition, the New Warrants will be freely exchangeable for shares of New Common Stock at any time a Holder can reasonably certify to the issuer’s satisfaction that such Holder is a U.S. Citizen and will remit payment of the exercise price.

Any New Warrants issued under the Plan shall be issued pursuant to a New Warrant agreement entitling the holders thereof to purchase New Common Stock with an exercise price per warrant equal to [$.001] per share.

E.	Stockholders Agreement

On the Effective Date, a Reorganized Debtor entity (as determined in accordance with the terms and conditions of the Settlement Stipulation) and the Holders of the New Common Stock shall enter into the Stockholders Agreement in substantially the form included in the Plan Supplement if one is included therein. The Stockholders Agreement shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each holder of the New Common Stock shall be bound thereby, in each case without the need for execution by any party thereto other than the Reorganized Debtor entity referenced herein.

F.	Management Incentive Plan

On the Effective Date, up to 10% of the New Common Stock (which, for the avoidance of doubt, shall not take into account any dilution from the potential conversion of any derivative or convertible securities exercised after the Effective Date) will be reserved for issuance under the Management Incentive Plan. The Management Incentive Plan will be for directors, officers, and key employees of the Reorganized Debtors (each, a “MIP Participant”). The initial percentage (and no other terms and conditions) of the Management Incentive Plan allocable to the MIP Participants shall be determined by the Creditors’ Committee and identified in the Plan Supplement, and such initial percentage will be allocated by the New Board within sixty (60) days following the Effective Date. Lyons, Benenson & Company, Inc. (retained by the Debtors) will assist the Creditors’ Committee in determining such initial percentage. The form, terms, allocation, and vesting applicable to the Management Incentive Plan shall be determined by the New Board.

G.	Employment Agreements

The New Board and each KEIP Participant agrees to negotiate an employment agreement within sixty (60) days following the Effective Date, taking into consideration the recommendations received by the New Board from Lyons, Benenson & Company, Inc. with respect to market practices. If, at the expiration of such sixty (60) day period, the New Board and the KEIP Participant have not reached an agreement with respect to such KEIP Participant’s employment agreement, either the KEIP Participant or the New Board may terminate the employment relationship between the Reorganized Debtors and the KEIP Participant, and in such case the applicable KEIP Participant shall receive one hundred percent (100%) of his or her annual base salary as severance; provided, however, that the Debtors or Reorganized Debtors, as applicable, shall not change the base salary of any KEIP Participant in effect as of March 28, 2019, without the prior written consent of the Creditors’ Committee or the New Board, respectively. If the New Board elects to terminate a KEIP Participant’s employment without cause prior to: (i) the expiration of sixty (60) days from the Effective Date, and (ii) reaching an agreement with respect to such KEIP Participant’s employment agreement, then such KEIP Participant shall be entitled to receive one hundred percent (100%) of their annual base salary as severance.

For the avoidance of doubt, (i) the maximum severance payment that any KEIP Participant may receive in connection with the foregoing construct is one hundred percent (100%) of his or her annual base salary, and (ii) any such severance payment shall be in lieu of any and all severance payments/benefits to which the KEIP Participant may have otherwise been entitled to (including any benefits provided for under any severance-related plan, program or arrangement); provided, however, that such limitation shall not impair the KEIP Participant from any entitlement under the Debtors’ Key Employee Incentive Plan, as approved by the Bankruptcy Court on June 6, 2019 [Docket No. 620].

If within sixty (60) days from the Effective Date any KEIP Participant (i) elects to terminate his or her employment with the Reorganized Debtor, or (ii) is terminated by the New Board for cause, then such KEIP Participant shall not be entitled to receive any severance payment.

Any severance payment shall be subject to the execution of an effective release agreement, and the agreement of the KEIP Participant not to compete with the Reorganized Debtors for ninety (90) days following such termination, and not to solicit (with respect to customers, vendors, lessors, and employees of the Reorganized Debtors and their non-Debtor Affiliates) for a period of one year following such termination and non-disparagement and standard confidentiality agreements.

H.	Intercompany Interests

On the Effective Date and without the need for any further corporate action or approval of any board of directors, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, all Intercompany Interests shall be Reinstated and unaffected by this Plan and continue in place following the Effective Date.

I.	Restructuring Expenses

On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall pay in full in Cash all outstanding Restructuring Expenses incurred, or estimated to be incurred, through the Effective Date, in accordance with the terms of the applicable orders, engagement letters, or other applicable contractual arrangements, but without regard to any notice or objection period as may be contained in such applicable orders, engagement letters, or other applicable contractual arrangements, subject to adjustment, if necessary, for the actual Restructuring Expenses incurred; provided, however, with respect to any Restructuring Expenses incurred through the Confirmation Date, to the extent any notice or objection period has not yet run as of the Effective Date, any such notice or objection periods shall survive after the Effective Date and, to the extent of any timely and successful objection to any Restructuring Expenses, the recipient of such successfully challenged Restructuring Expenses shall be subject to disgorgement.

J.	Continued Corporate Existence

Except as otherwise provided in the Plan, each Debtor shall continue to exist as of the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and under the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be under the Plan and require no further action or approval.

The Reorganized Debtors intend to create a holding company as their immediate parent (“New Holding Company”) to act as the issuer of equity securities to the public, including to Holders entitled to receive equity under the Plan. Therefore, in lieu of shares or warrants for shares of Reorganized PHI, holders should expect to receive New Holding Company stock or warrants as more fully described above. It is currently anticipated that New Holding Company will conduct no operations and hold no assets other than 100% of the shares of Reorganized PHI.

K.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor (and New Holding Company), free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Equity Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

L.	Cancellation of Agreements, Security Interests, and Other Interests

On the Effective Date, except to the extent otherwise specifically provided herein, all notes, instruments, certificates, and other documents evidencing the Thirty Two Claim, Blue Torch Claim, Unsecured Notes Claims and Equity Interests, shall be cancelled and the obligations of the Debtors or the Reorganized Debtors and any non-Debtor Affiliates thereunder or in any way related thereto (including, without limitation, any guarantee obligations of any non-Debtor Affiliates with respect to the Unsecured Notes Claims) shall be discharged and the agents and indenture trustees thereunder shall be automatically and fully discharged from all duties and obligations thereunder. Thirty Two’s commitments and obligations (if any) to extend any further or future credit or financial accommodations under the Thirty Two Loan Agreement to any of the Debtors, any of their respective subsidiaries, or any of their respective successors or assigns (as applicable), Thirty Two’s participation in letters of credit issued under the Thirty Two Loan Agreement (other than the obligations of any relevant letter of credit issuer with respect to outstanding letters of credit that remain outstanding in accordance with Article III of this Plan), and all security interests and/or Liens granted under the Blue Torch Facility and/or any other Secured Claims shall also be automatically released, discharged, terminated, and of no further force and effect as of the Effective Date; provided that, notwithstanding anything to the contrary herein or the Confirmation Order, Confirmation or the occurrence of the Effective Date, any credit document or agreement that governs the rights of any Holder of a Thirty Two Claim, Unsecured Notes Claim or Equity Interest shall continue in effect solely for purposes of (1) allowing Holders of such Allowed Claims or Equity Interests to receive distributions under the Plan; (2) allowing and preserving the rights of the agents or representative of Holders of such Claims or Equity Interests, as applicable, to make distributions on account of such Allowed Claims or Equity Interests, as provided herein; (3) preserve any rights of the Unsecured Notes Indenture Trustee as against any money or property distributable to holders of Unsecured Notes Claims, respectively, including any priority in respect of payment of fees, expenses, or indemnification and the right to exercise any charging lien; (4) preserve all rights, remedies, indemnities, powers, and protections of the Unsecured Notes Indenture Trustee (including all rights to payment of fees and expenses) as against any person or entity other than the Debtors, Reorganized Debtors, any non-Debtor Affiliates and any of their respective Related Persons; (5) preserve all exculpations in favor of the Unsecured Notes Indenture Trustee; (6) allow the Unsecured Notes Indenture Trustee to enforce any rights and obligations owed to it under this Plan or the Confirmation Order; and (7) permit the Unsecured Notes Indenture Trustee to appear and be heard in the Chapter 11 Cases, or in any proceeding in the Bankruptcy Court or any other court.

M.	Exemption from Registration Requirements; Trading of Securities

The offering, issuance, and distribution of New Common Stock and the New Warrants (collectively, the “New Equity Securities”) issued under the Plan shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act under section 1145(a)(1) of the Bankruptcy Code or, with respect to any New Common Stock issued pursuant to the Minimum Cash Commitment Exchange, under section 4(a)(2) of the Securities Act and Regulation D thereunder. Except as otherwise provided in the Plan or the governing certificates or instruments, any and all New Common Stock (and any New Warrants) issued under the Plan will be freely tradable under the Securities Act by the recipients thereof, subject to: (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any applicable individual state securities laws (“Blue Sky Laws”) or foreign securities laws, if any, and any rules and regulations of the Securities Exchange Commission, if any, applicable at the time of any future transfer of such New Equity Securities or instruments; (2) the restrictions imposed with respect to “affiliate shares” under the Securities Act by those persons who are Affiliates of the Reorganized Debtors; (3) the restrictions, if any, on the transferability of such New Equity Securities and instruments provided by law, including restrictions imposed by laws applicable to air carriers, and provided in the Stockholders Agreement; and (4) any other applicable regulatory approvals and requirements.

The Minimum Cash Commitment and the issuance and sale, as applicable, of the New Common Stock issued to the Commitment Parties under the Minimum Cash Commitment Agreement is being made in reliance on the exemption from registration set forth in section 4(a)(2) of the Securities Act and Regulation D thereunder. Such securities will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, such as, under certain conditions, the resale provisions of Rule 144 of the Securities Act.

Neither the Debtors nor the Reorganized Debtors are able to determine the availability of state securities laws exemptions for an issuance to a particular holder until such holder identifies its relevant state jurisdiction. Certain states do not provide exemptions for offerings relying on a federal private placement exemption and, in such states, state securities laws requirements must be met. Accordingly, there can be no assurance that a state securities law exemption will be available in a particular state for a holder receiving New Equity Securities under the Plan, which may necessitate one or more state securities filings on behalf of such holder to comply with state securities laws.

N.	Organizational Documents

Subject to Article IV.D of this Plan, the Reorganized Debtors (including, for the avoidance of doubt, Reorganized PHI and New Holding Company) shall enter into such agreements and amend their corporate governance documents to the extent necessary to implement the terms and provisions of the Plan. Under section 1123(a)(6) of the Bankruptcy Code, the organizational documents of each of the Reorganized Debtors will prohibit the issuance of non-voting Equity Securities. After the Effective Date, the Reorganized Debtors will amend and restate their respective organizational documents, and the Reorganized Debtors will file their respective certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the organization documents of each of the Reorganized Debtors. It is currently expected that the Reorganized Debtors’ organizational documents will be amended immediately following Confirmation consistent with the Settlement Stipulation to contain provisions that preclude foreign control and prevent foreign ownership of the Reorganized Debtors from exceeding specified limitations required by U.S. federal law governing air carriers. These amendments will involve safeguards to ensure that at no time will the Reorganized Debtors (including New Holding Company) be out of compliance with the foreign ownership limitations contained in such laws.

O.	Exemption from Certain Transfer Taxes and Recording Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity under, in contemplation of, or in connection with the Plan or under: (1) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the

Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

P.	New Board and Officers of the Reorganized Debtors

1.	The New Board

As of the Effective Date, the terms of the current members of the board of directors of PHI shall expire, and, without further order of the Bankruptcy Court, the New Board shall be appointed and shall initially comprise seven (7) members as follows: (a) Mr. Lance Bospflug, as Chief Executive Officer of the Reorganized Debtors; and (b) six (6) members designated by the Creditors’ Committee, provided, however, that two (2) such members shall be (i) independent directors with requisite industry experience; and (ii) selected by the Creditors’ Committee in consultation with Mr. Bospflug, who shall have a veto right with respect to one (1) of such two (2) members. The Reorganized Debtors will require that at least two-thirds of the members of the New Board, two-thirds of the Reorganized Debtors’ senior management team, and the president of any of the Reorganized Debtors that is an air carrier as defined in 49 U.S.C. § 40102(a) will be a United States citizen for purposes of compliance with applicable federal laws relating to air carriers.

The Debtors expect that the members of the New Board will be disclosed in the Plan Supplement or prior to the Effective Date.

2.	Senior Management

On the Effective Date, except as otherwise set forth in the Settlement Stipulation, the officers of the Reorganized Debtors shall be substantially the same and their employment shall be subject to the ordinary rights and powers of the New Board to remove or replace them in accordance with the Reorganized Debtors’ organizational documents and any applicable employment agreements that are assumed under the Plan (subject to any modifications thereto provided for under the Plan, including the limitation on severance contemplated by Article IV.G).

3.	Mr. Al A. Gonsoulin Retirement

Mr. Gonsoulin shall enter into a three year (or such shorter time to the extent required by applicable law) non-solicit (with respect to customers, vendors, lessors, and employees of the Debtors and their non-Debtor affiliates) and non-disparagement agreement with the Debtors and/or Reorganized Debtors, as applicable (the “Non-Solicit and Non-Disparagement Agreement”) on customary, industry standard, terms reasonably acceptable to Mr. Gonsoulin, the Creditors’ Committee or the Reorganized Debtors, as applicable.

On the Effective Date, Mr. Al A. Gonsoulin shall retire from his positions as Chief Executive Officer and chairman of the board of PHI. Mr. Gonsoulin shall respond to reasonable inquiries and provide assistance as requested by the New Board or the Chief Executive Officer of the Reorganized Debtors and shall have no other responsibilities. Through December 31, 2019: (i) Mr. Gonsoulin may continue to utilize his current office located in Sugar Land, Texas, and may continue to use his existing assistant, provided, however, that any use of such office and such assistant must be consistent with this Plan and the Non-Solicit and Non-Disparagement Agreement; and (ii) the Debtors or Reorganized Debtors, as applicable, shall continue to pay the costs for maintaining the current company-provided medical insurance for Mr. Gonsoulin and his spouse.

No payments or distributions shall be made to Mr. Gonsoulin or any other party by the Debtors or Reorganized Debtors in connection with Mr. Gonsoulin’s retirement.

Q.	Directors and Officers Insurance Policies

Notwithstanding anything in the Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies under section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be Filed.

In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect on the Petition Date, with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity on or at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date.

R.	Chubb Insurance Agreements

Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, any Plan Supplement, the Confirmation Order, any bar date notice or claim objection, and any other document related to any of the foregoing (including, without limitation, any provision that purports to be preemptory or supervening, grants an injunction or release or requires any party to opt out of any releases): (a) on the Effective Date, (i) the Reorganized Debtors shall assume all of the Insurance Policies previously issued by ACE American Insurance Company, Westchester Fire Insurance Company, Westchester Surplus Lines Insurance Company, Illinois Union Insurance Company, Pacific Employers Insurance Company, Federal Insurance Company, and/or their respective Affiliates (collectively, and with each of their successors, “Chubb”) to (or providing coverage to) the Debtors and all agreements and instruments related thereto (each as amended, modified or supplemented and including any exhibit or addenda thereto, collectively, the “Chubb Insurance Agreements”) and (ii) without altering the foregoing and unless specifically rejected by order of the Bankruptcy Court or under the Plan, the Reorganized Debtors may, in their discretion, assume any of the Debtors’ other Insurance Policies, in their entirety pursuant to sections 105 and 365 of the Bankruptcy Code; (b) all Chubb Insurance Agreements (including any and all letters of credit and other collateral and security provided in relation thereto) and all debts, obligations, and liabilities of Debtors (and, after the Effective Date, of the Reorganized Debtors) thereunder, whether arising before or after the Effective Date, shall survive and shall not be amended, modified, waived, released, discharged or impaired in any respect and shall remain in full force and effect and subject to applicable non-bankruptcy law; (c) nothing shall alter, modify, amend, affect, impair or prejudice the legal, equitable or contractual rights, obligations, and defenses of Chubb, the Debtors (or, after the Effective Date, the Reorganized Debtors), or any other individual or entity, as applicable, under any Chubb Insurance Agreements; any such rights and obligations shall be determined under the Chubb Insurance Agreements and applicable non-bankruptcy law as if the Chapter 11 Cases had not occurred; (d) nothing alters or modifies the duty, if any, that Chubb has to pay claims covered by the Chubb Insurance Agreements and Chubb’s right to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor; (e) the claims of Chubb arising (whether before or after the Effective Date) under the Chubb Insurance Agreements (i) are actual and necessary expenses of the Debtors’ estates (or the Reorganized Debtors, as applicable), (ii) shall be paid in full in the ordinary course of businesses, whether as an Allowed Administrative Claim under section 503(b)(1)(A) of the Bankruptcy Code or otherwise, regardless of when such amounts are or shall become liquidated, due or paid, and (iii) shall not be discharged or released by the Plan or the Confirmation Order or any other order of the Bankruptcy Court; (f) Chubb shall not need to or be required to file or serve any objection to a proposed cure amount or a request, application, claim, proof or motion for payment or allowance of any Administrative Claim and shall not be subject to any bar date or similar deadline governing cure amounts or Administrative Claims in connection with the Chubb Insurance Agreements; and (g) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article IX of this Plan, if and to the extent applicable, shall be deemed lifted without further order of this Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against an insurer under applicable non-bankruptcy law to proceed with their claims; (II) Chubb to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (A) workers’ compensation claims under the Chubb Insurance Agreements, (B) claims where a claimant asserts a direct claim against Chubb under applicable non-bankruptcy law, or an order has been entered by this Court granting a claimant relief from the automatic stay to proceed with its claim, and (C) all costs in relation to each of the foregoing; (III) Chubb to draw against any or all of the collateral or security provided by or on behalf of the Debtors (or the Reorganized Debtors, as applicable) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (and the Reorganized Debtors, as applicable) and/or apply such proceeds to the obligations of the Debtors (and the Reorganized Debtors, as applicable) under the applicable Chubb Insurance Agreements, in such order as Chubb may determine; and (IV) Chubb to cancel any of the Chubb Insurance Agreements, and take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Chubb Insurance Agreements.

S.	Other Insurance Policies

On the Effective Date, each of the Debtors’ Insurance Policies in existence as of the Effective Date shall be Reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed by the applicable Reorganized Debtor under section 365 of the Bankruptcy Code and Article V of this Plan. Nothing in the Plan shall affect, impair, or prejudice the rights of the insurance carriers, the insureds, or the Reorganized Debtors under the Insurance Policies in any manner, and such insurance carriers, the insureds, and Reorganized Debtors shall retain all rights and defenses under such Insurance Policies. The Insurance Policies shall apply to and be enforceable by and against the insureds and the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors, as existed prior to the Effective Date.

T.	Preservation of Rights of Action

In accordance with section 1123(b) of the Bankruptcy Code but subject to the releases set forth in Article IX of this Plan, all Causes of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors shall have the exclusive right, authority, and discretion to determine, initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, whether arising before or after the Petition Date, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. Subject to the releases set forth in Article IX of this Plan, no Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any specific Cause of Action as any indication that the Debtors or Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise) or laches, shall apply to any Cause of Action upon, after, or as a consequence of the Confirmation or the occurrence of the Effective Date.

U.	Corporate Action

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Equity Interests, directors, managers, or officers of the Debtors, the Reorganized Debtors, or any other Entity, including: (1) assumption of Executory Contracts and Unexpired Leases; (2) selection of the directors, managers, and officers for the Reorganized Debtors; (3) the execution of and entry into the New Secured Financing Documents and the New Equity Documents; (4) the issuance and distribution of the New Common Stock as provided herein; and (5) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the company structure of the Debtors and any company action required by the Debtors in connection therewith shall be deemed to have occurred on and shall be in effect as of the Effective Date without any requirement of further action by the security holders, directors, managers, authorized persons, or officers of the Debtors.

On or prior to the Effective Date, the appropriate officers, directors, managers, or authorized persons of the Debtors (including any president, vice-president, chief executive officer, treasurer, general counsel, or chief financial officer thereof) shall be authorized and directed to issue, execute, and deliver the agreements, documents, securities, certificates of incorporation, certificates of formation, bylaws, operating agreements, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Debtors or the Reorganized Debtors, as applicable, including (1) the New Secured Financing Documents and the New Equity Documents and (2) any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

V.	Effectuating Documents; Further Transactions

Prior to, on, and after the Effective Date, the Debtors and Reorganized Debtors and the directors, managers, officers, authorized persons, and members of the boards of directors or managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of the Plan, the New Secured Financing Documents and the New Equity Documents, and any securities issued under the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, or consents except for those expressly required under the Plan. All counterparties to any documents described in this paragraph are authorized to and may execute any such documents as may be required or provided by such documents without further order of the Court.

W.	Workers’ Compensation Programs

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under (1) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate and (2) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans, in each case, for workers’ compensation and workers’ compensation insurance. Any and all Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state law.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases

Subject to the consent of the Creditors’ Committee (which such consent shall not be unreasonably withheld), on the Effective Date, all Executory Contracts and Unexpired Leases of the Debtors will be assumed by the Debtors in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for those Executory Contracts and Unexpired Leases that:

(i) have already been assumed or rejected by the Debtors by prior order of the Bankruptcy Court, including but not limited to the Modified Aircraft Leases;

(ii) are the subject of a separate assumption motion or motion to reject Filed by the Debtors pending on the Effective Date;

(iii) are the subject of a pending objection regarding assumption, cure, or “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code);

(iv) are rejected or terminated by the Debtors with the consent of the Creditors’ Committee (which such consent shall not be unreasonably withheld) pursuant to the terms of this Plan.

Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions or rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to this Plan or any prior order of the Bankruptcy Court (including, without limitation, any “change of control” provision) prohibits, restricts or conditions, or purports to prohibit, restrict or condition, or is modified, breached or terminated, or deemed modified, breached or terminated by, (i) the commencement of these Chapter 11 Cases or the insolvency or financial condition of any Debtor at any time before the closing of its respective Chapter 11 Case, (ii) any Debtor’s or any Reorganized Debtor’s assumption or assumption and assignment (as applicable) of such Executory Contract or Unexpired Lease or (iii) the Confirmation or Consummation of this Plan, then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-debtor party thereto to modify or terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights or remedies with respect thereto, and any required consent under any such contract or lease shall be deemed satisfied by the Confirmation of the Plan.

Each Executory Contract and Unexpired Lease assumed pursuant to this Plan shall revest in and be fully enforceable by the applicable Reorganized Debtor or the applicable assignee in accordance with its terms and conditions, except as modified by the provisions of this Plan, any order of the Bankruptcy Court approving its assumption and/or assignment, or applicable law.

The inclusion or exclusion of a contract or lease on any schedule or exhibit shall not constitute an admission by any Debtor that such contract or lease is an Executory Contract or Unexpired Lease or that any Debtor has any liability thereunder.

B.	Cure of Defaults; Assignment of Executory Contracts and Unexpired Leases

Any defaults under each Executory Contract and Unexpired Lease to be assumed, or assumed and assigned, pursuant to this Plan shall be satisfied, pursuant to and to the extent required by section 365(b)(1) of the Bankruptcy Code, by payment of the applicable default amount in Cash on the Effective Date or on such other terms as the Bankruptcy Court may order or the parties to such Executory Contracts or Unexpired Leases may otherwise agree in writing (the “Cure Claim Amount”).

The Debtors shall File, as part of the Plan Supplement, a schedule of assumed contracts and a list of each applicable Cure Claim Amount.

Any objection by a counterparty to an Executory Contract or Unexpired Lease to a Cure Claim Amount must be Filed, served and actually received by the Debtors on or prior to the later of (i) the Claims Objection Deadline or (ii) seven (7) days after the Filing and service of a Plan Supplement that first identifies such Executory Contract or Unexpired Lease. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed Cure Claim Amount will be deemed to have consented to such matters and will be deemed to have forever released and waived any objection to such Cure Claim Amount. The Confirmation Order shall constitute an order of the Bankruptcy Court approving each proposed assumption, or proposed assumption and assignment, of Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

In the event of a dispute regarding (a) the amount of any Cure Claim Amount, (b) the ability of any Debtor or assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or assumed and assigned or (c) any other matter pertaining to assumption or assignment, the applicable payment of the Cure Claim Amount required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving such assumption, or assumption and assignment. If such objection is sustained by Final Order of the Bankruptcy Court, the Debtors may reject such Executory Contract or Unexpired Lease in lieu of assuming it. The Debtors (with the consent of the Creditors’ Committee, such consent not to be unreasonably withheld) or the Reorganized Debtors, as applicable, shall be authorized to effect such rejection by filing a written notice of rejection with the Bankruptcy Court and serving such notice on the applicable counterparty within thirty (30) days of the entry of such Final Order.

Subject to any cure claims Filed with respect thereto, assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to this Plan shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption or assumption and assignment, in each case as provided in section 365 of the Bankruptcy Code. Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned by Final Order shall be deemed disallowed and expunged (subject to any cure claims Filed with respect thereto), without further notice to or action, order, or approval of the Bankruptcy Court.

C.	Rejection of Executory Contracts and Unexpired Leases

The Debtors reserve the right, subject to the consent of the Creditors’ Committee (which such consent shall not be unreasonably withheld), at any time prior to the Effective Date, except as otherwise specifically provided herein, to seek to reject any Executory Contract or Unexpired Lease and to add such contract or lease to Plan Schedule V.C or to file a motion requesting authorization for the rejection of any such contract or lease. All Executory Contracts and Unexpired Leases listed on Plan Schedule V.C shall be deemed rejected as of the Effective Date. Rejection of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall not constitute a termination of any preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under any such Executory Contracts or Unexpired Leases.

D.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to this Plan or the Confirmation Order, if any, must be filed with the Bankruptcy Court within thirty (30) days after service of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection.

Any Entity that is required to file a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors, the Reorganized Debtors, or the Estates, and the Debtors, the Reorganized Debtors, and their Estates and their respective assets and property shall be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article IX.G hereof.

E.	Extension of Time to Reject

Notwithstanding anything to the contrary set forth in Article V of this Plan, in the event of a dispute as to whether a contract is executory or a lease is unexpired, the right of the Reorganized Debtors to move to reject such contract or lease shall be extended until the date that is thirty (30) days after entry of a Final Order by the Bankruptcy Court determining that the contract is executory or the lease is unexpired.

F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in this Plan, each Executory Contract or Unexpired Lease that is assumed by the Debtors or the Reorganized Debtors pursuant to this Plan shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory

Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing has been previously rejected or repudiated or is rejected or repudiated hereunder. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

G.	Indemnification and Reimbursement Obligations

Except to the extent any such rights were released under the Settlement Term Sheet, on and as of the Effective Date, any indemnification provisions will be assumed and irrevocable and will survive the effectiveness of the Plan, and the Reorganized Debtors’ governance documents will provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ current and former directors, officers, employees, and agents to the fullest extent permitted by law and at least to the same extent as the certificate of incorporation, bylaws, or similar organizational documents of each of the respective Debtors as of the Petition Date, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. None of the Reorganized Debtors shall amend and/or restate its certificate of incorporation, bylaws, or similar organizational document before or after the Effective Date to terminate or materially adversely affect (1) any of the Reorganized Debtors’ obligations referred to in the immediately preceding sentence or (2) the rights of such managers, directors, officers, employees, or agents referred to in the immediately preceding sentence. Notwithstanding anything to the contrary herein, the Reorganized Debtors shall not be required to indemnify the Debtors’ managers, directors, officers, or employees for any claims or Causes of Action for which indemnification is barred under applicable law, the Debtors’ organizational documents, or applicable agreements governing the Debtors’ indemnification obligations.

H.	Employee Compensation and Benefits

1.	Compensation and Benefits Programs

Subject to the provisions of the Plan (including Article V.A, the limitation on severance contemplated by Article IV.G, and the terms of the Settlement Stipulation and Article IV.C(ii) herein), all Compensation and Benefits Programs shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date under the provisions of sections 365 and 1123 of the Bankruptcy Code including, without limitation, the Debtors’ Key Employee Incentive Plan, as approved by the Bankruptcy Court on June 6, 2019 [Docket No. 620] (which such Plan contains provisions providing KEIP Participants with payments following the Effective Date), and the Debtors’ 2019 annual incentive plan, as approved by the Debtors’ Compensation Committee on February 20, 2019, as such plan relates to all Debtors’ employees other than KEIP Participants; provided, however, that all provisions relating to equity-based awards, including any termination-related provisions with respect to equity based awards, will be replaced and superseded in their entirety by the terms of the Management Incentive Plan. The Reorganized Debtors shall honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid under a Bankruptcy Court order.

None of the Consummation of this Plan, the Restructuring Transactions, or any assumption of Compensation and Benefits Programs under the terms herein shall be deemed to trigger any applicable change of control, immediate vesting, termination, or similar provisions therein. No counterparty shall have rights under a Compensation and Benefits Program assumed under the Plan other than those applicable immediately prior to such assumption.

2.	Collective Bargaining Agreement and Green Book

As of the Effective Date, a Reorganized Debtor entity specifically designated in the Confirmation Order shall unilaterally continue to honor the expired Collective Bargaining Agreement’s set of rules, rates of pay, and working condition requirements, plus the changes unilaterally made by PHI since the parties were released to self-help (the expired Collective Bargaining Agreement, plus the changes made by PHI since the parties were released to self-help are referred to collectively as the “Green Book”), subject to any rights and duties provided under applicable law, in the same manner as the Debtors honored the Green Book as of the Petition Date; provided, however, that nothing in this Plan shall be deemed an admission that the Green Book is an Executory Contract under the Plan; and that the Reorganized Debtor entity may continue to make unilateral changes to the Green Book as appropriate under self-help.

I.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease.

J.	Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have thirty (30) calendar days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including by rejecting such contract or lease nunc pro tunc to the Confirmation Date.

K.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases under section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed

Except as otherwise provided in the “Treatment” sections in Article III hereof or as ordered by the Bankruptcy Court, initial distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Initial Distribution Date or as soon thereafter as is practicable. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Disputed Claims that first become Allowed Claims after the Effective Date shall be made under Article VII hereof. Notwithstanding anything to the contrary herein, all distributions to the Holders of Unsecured Notes Claims shall be subject to the right of the Unsecured Notes Indenture Trustee to assert its charging lien.

B.	Delivery of Distributions

1.	Delivery of Distributions by the Distribution Agent

Other than as specifically set forth below, the Distribution Agent shall make all distributions required to be distributed under this Plan. The Distribution Agent may employ or contract with other entities to assist in or make the distributions required by this Plan and may pay the reasonable fees and expenses of such entities and the Distribution Agents in the ordinary course of business. No Distribution Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

From and after the Effective Date, any Distribution Agent, solely in its capacity as Distribution Agent, shall be exculpated by all Persons and Entities, including, without limitation, Holders of Claims and Equity Interests and other parties in interest, from any and all claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Distribution Agent by the Plan or any order of the Bankruptcy Court entered under or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the Distribution Agent’s gross negligence, willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts. No Holder of a Claim or Equity Interest or other party in interest shall have or pursue any claim or Cause of Action against a Distribution Agent, solely in its capacity as Distribution Agent, for making payments in accordance with the Plan or for implementing provisions of the Plan, except for actions or omissions to act arising out of such Distribution Agent’s gross negligence, willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts.

2.	Minimum Distributions

Notwithstanding anything herein to the contrary, the Reorganized Debtors and the Distribution Agents shall not be required to make distributions or payments of less than $100 (whether Cash or otherwise) and shall not be required to make partial distributions or payments of fractions of dollars. Whenever any payment or distribution of a fraction of a dollar or fractional share of New Common Stock under the Plan would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar or share of New Common Stock (up or down), with half dollars and half shares of New Common Stock or less being rounded down. The total number of authorized shares of New Common Stock, as applicable, shall be adjusted as necessary to account for the foregoing rounding.

3.	Distribution Record Date

At the close of business on the Distribution Record Date, the Claims Register shall be closed. Accordingly, neither the Debtors nor Distribution Agent will have any obligation to recognize the assignment, transfer or other disposition of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute securities, property, notices and other documents only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Distribution Agent shall be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the Claims Register, or their books and records, as of the close of business on the Distribution Record Date. Notwithstanding anything to the contrary in the Plan or the Confirmation Order, the Distribution Record Date shall not apply to publicly held securities if distributions to such securities will be effectuated through the Depository Trust Company.

4.	Delivery of Distributions in General

Except as otherwise provided herein, the Debtors or the Distribution Agent, as applicable, shall make distributions to Holders of Allowed Claims, or in care of their authorized agents or designated affiliates as designated before the Effective Date, as appropriate, at the address for each such Holder or agent as indicated on the Debtors’ or other applicable Distribution Agent’s books and records as of the date of any such distribution; provided, that the address for each Holder of an Allowed Claim shall be deemed to be the address set forth in the latest Proof of Claim Filed by such Holder under Bankruptcy Rule 3001 as of the Distribution Record Date unless otherwise specified by such Holder.

5.	Undeliverable Distributions

If any distribution to a Holder of an Allowed Claim made in accordance herewith is returned to the Reorganized Debtors (or their Distribution Agent) as undeliverable, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder’s then-current address or other necessary information for delivery, at which time such undelivered distribution shall be made to such Holder within ninety (90) days of receipt of such Holder’s then-current address or other necessary information; provided, however, that any such undelivered distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the later of (a) the Effective Date and (b) the date of the initial attempted distribution. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable non-bankruptcy escheat, abandoned, or unclaimed property laws to the contrary), and the right, title, and interest of any Holder to such property or interest in property shall be discharged and forever barred.

C.	Manner of Payment

At the option of the Distribution Agent, any Cash payment to be made under the Plan may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

D.	No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order and notwithstanding any documents that govern the Debtors’ prepetition indebtedness to the contrary, (1) postpetition and/or default interest shall not accrue or be paid on any Claims, and (2) no Holder of a Claim shall be entitled to (a) interest accruing on or after the Petition Date on any such Claim or (b) interest at the contract default rate, each as applicable.

E.	Setoffs and Recoupments

Each Debtor or Reorganized Debtor, as applicable, or such Entity’s designee, may, under section 553 of the Bankruptcy Code or other applicable nonbankruptcy law, offset or recoup against any Allowed Claim and the distributions to be made under this Plan on account of such Allowed Claim any and all Claims, rights, and Causes of Action that such Debtor or Reorganized Debtor or its successors may hold against the Holder of such Allowed Claim; provided, however that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder will constitute a waiver or release by a Debtor or Reorganized Debtor or its successor of any Claims, rights, or Causes of Action that a Reorganized Debtor or its successor or assign may possess against such Holder.

F.	Rights and Powers of Distribution Agent

The Distribution Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (ii) make all applicable distributions or payments provided for under this Plan; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers (A) as may be vested in the Distribution Agent by order of the Bankruptcy Court (including any order issued after the Effective Date) or under this Plan or (B) as deemed by the Distribution Agent to be necessary and proper to implement the provisions of this Plan.

To the extent the Distribution Agent is an Entity other than a Debtor or a Reorganized Debtor, except as otherwise ordered by the Bankruptcy Court and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by the Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including for reasonable attorneys’ and other professional fees and expenses) made by the Distribution Agent shall be paid in Cash by the Reorganized Debtors.

G.	Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Debtors, Reorganized Debtors, Distribution Agent, and other applicable withholding and reporting agents shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors, Reorganized Debtors, Distribution Agent, and other applicable withholding and reporting agents shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors, Reorganized Debtors, Distribution Agent, and other applicable withholding agents reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens, and encumbrances. For tax purposes, distributions in full or partial satisfaction of Allowed Claims shall be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims.

Notwithstanding the above, each Holder of an Allowed Claim that is to receive a distribution under this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution. The Reorganized Debtors and the Distribution Agent have the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to any issuing or distribution party for payment of any such tax obligations.

The Reorganized Debtors and the Distribution Agent may require, as a condition to receipt of a distribution, that the Holder of an Allowed Claim provide any information necessary to allow the distributing party to comply with any such withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority. If the Reorganized Debtors or the Distribution Agent make such a request and the Holder fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

H.	Surrender of Cancelled Instruments or Securities

On the Effective Date, each Holder of a certificate or instrument evidencing a Claim or an Equity Interest shall be deemed to have surrendered such certificate or instrument to the Distribution Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Equity Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, indemnification rights, and the other purposes as set forth in Article IV.L. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Allowed General Unsecured Claims (other than Unsecured Notes Claims).

I.	Claims Paid or Payable by Third Parties

1.	Claims Payable by Insurance

No distributions under the Plan shall be made on account of an Allowed Claim that is payable under one of the Debtors’ Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy.

2.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable Insurance Policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED AND DISPUTED CLAIMS

A.	Allowance of Claims and Interests

After the Effective Date, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Equity Interest immediately prior to the Effective Date (unless such Claim is deemed Allowed pursuant to this Plan or the Confirmation Order). This Article VII shall not apply to the Thirty Two Claim, which Thirty Two Claim shall be Allowed in full and will not be subject to any avoidance, reductions, set off, offset, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any person or Entity. All settled Claims approved prior to the Effective Date by a Final Order of the Bankruptcy Court under Bankruptcy Rule 9019 or otherwise shall be binding on all parties.

B.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority to (1) file, withdraw, or litigate to judgment, any objections to Claims or Equity Interests and (2) settle or compromise any Disputed Claim or Equity Interest without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Equity Interest, including the Causes of Action retained under the Plan.

C.	Prosecution of Objections to Claims

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall have the authority to File objections to Claims (other than Claims that are Allowed under this Plan) and settle, compromise, withdraw or litigate to judgment objections to any and all such Claims, regardless of whether such Claims are in an Unimpaired Class or otherwise; provided, however, this provision shall not apply to Accrued Professional Compensation Claims, which may be objected to by any party-in-interest in these Chapter 11 Cases. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without any further notice to or action, order or approval of the Bankruptcy Court. The Debtors or the Reorganized Debtors, as applicable, shall have the sole authority to administer and adjust the Claims Register and their respective books and records to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court.

D.	Estimation of Claims and Equity Interests

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Equity Interest that is contingent or unliquidated under section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Equity Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Equity Interest, including during the litigation of any objection to any Claim or Equity Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged but that either is subject to appeal or has not been the subject of a Final Order shall be deemed to be estimated at zero ($0.00) dollars unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Equity Interest, that estimated amount shall constitute a maximum limitation on such Claim or Equity Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Equity Interest.

E.	Deadline to File Objections to Claims

Any objections to Claims shall be Filed by no later than the Claims Objection Deadline; provided that nothing contained herein shall limit the Reorganized Debtor’s right to object to Claims, if any, Filed or amended after the Claims Objection Deadline. Moreover, notwithstanding the expiration of the Claims Objection Deadline, the Reorganized Debtors shall continue to have the right to amend any claims or other objections and to File and prosecute supplemental objections and counterclaims to a Disputed Claim until such Disputed Claim is or becomes Allowed by Final Order of the Bankruptcy Court.

F.	Adjustment to Claims Without Objection

Any duplicate Claim or Equity Interest or any Claim or Equity Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged by the Reorganized Debtors without the Reorganized Debtors having to file an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Equity Interest, and without any further notice to or action, order, or approval of the Bankruptcy Court.

G.	Disallowance of Certain Claims

Any Claims held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be deemed disallowed under section 502(d) of the Bankruptcy Code unless expressly Allowed under the Plan, and Holders of such Claims may not receive any distributions on account of such Claims and Equity Interests until such time as such Causes of Action against that Entity have been settled or a Final Order of the Bankruptcy Court with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Reorganized Debtors.

H.	No Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim or Equity Interest is a Disputed Claim or Equity Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Equity Interest unless and until such Disputed Claim or Equity Interest becomes an Allowed Claim or Equity Interest.

I.	Distributions After Allowance

To the extent that a Disputed Claim or Equity Interest ultimately becomes an Allowed Claim or Equity Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Equity Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Equity Interest becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim or Equity Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Equity Interest.

J.	No Interest

Interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim if and when such Disputed Claim becomes an Allowed Claim.

ARTICLE VIII.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date

The following are conditions precedent to the Effective Date that must be satisfied or waived in accordance with Article VIII.B hereof and the Settlement Stipulation:

1. the Bankruptcy Court shall have approved the Disclosure Statement as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code;

2. the Confirmation Order shall have been entered and shall be in full force and effect and such Confirmation Order shall be a Final Order;

3. the Settlement Stipulation shall not have been terminated and shall be in full force and effect;

4. the Confirmation Order and the Restructuring Documents shall be consistent with the Settlement Stipulation and otherwise in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee;

5. the Confirmation Order shall approve the Minimum Cash Commitment Agreement and Minimum Cash Commitment Exchange;

6. all New Equity Documents regarding organizational and governance matters of the Reorganized Debtors, shall be in form and substance reasonably acceptable to the Debtors and the Creditors’ Committee;

7. the projected Cash Balance on the Effective Date shall not be less than $75,000,000 as set forth in the Settlement Stipulation;

8. the aggregate debt of the Debtors shall not exceed the Effective Date Debt Limit;

9. all conditions to effectiveness of the Minimum Cash Commitment Agreement shall have been satisfied or waived in accordance with their terms and the Minimum Cash Commitment has been funded by the Commitment Parties;

10. the Allowed Thirty Two Claim shall receive payment in full, in Cash, on the Effective Date, in the amount of the Allowed Thirty Two Claim in full satisfaction of the Allowed Thirty Two Claim as set forth in this Plan pursuant to the Settlement Stipulation;

11. the Debtors shall have obtained any authorization, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan;

12. all documents and agreements necessary to implement the Plan shall have been executed and tendered for delivery consistent with the Settlement Stipulation (including the approval and consent rights set forth therein). All conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms thereof (or will be satisfied and waived substantially concurrently with the occurrence of the Effective Date);

13. all Accrued Professional Compensation Claims and expenses of Retained Professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in the Professional Fee Escrow Account pending approval by the Bankruptcy Court, in accordance with Article II.A.2 hereto;

14. the Debtors and Reorganized Debtors, as applicable, shall have implemented the restructuring in a manner consistent in all respects with the Plan and the Settlement Stipulation; and

15. all Restructuring Expenses shall have been paid in accordance with Article IV.I.

B.	Waiver of Conditions

Each of the conditions precedent to the occurrence of the Effective Date may be waived by the Debtors or Reorganized Debtors, as applicable, subject to the prior written consent of the Creditors’ Committee (which such consent shall not be unreasonably withheld) and, with respect to the condition in Article VIII.A.8, the Commitment Parties. Subject to the prior written consent of the Creditors’ Committee, any of the conditions to the Effective Date set forth above may be waived at any time, without any further notice to parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court and without any formal action other than a proceeding to confirm the Plan.

ARTICLE IX.

RELEASE, DISCHARGE, INJUNCTION AND RELATED PROVISIONS

A.	General

Under section 1123 of the Bankruptcy Code, and in consideration for the classification, distributions, releases and other benefits provided under this Plan and the Settlement Stipulation, upon the Effective Date, the provisions of this Plan and the Settlement Stipulation shall constitute a good faith compromise and settlement of all Claims and Equity Interests and controversies resolved under this Plan and the Settlement Stipulation. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Equity Interests and controversies, as well as a finding by the Bankruptcy Court that any such compromise or settlement is in the best interests of the Debtors, their Estates, and any Holders of Claims and Equity Interests and is fair, equitable and reasonable.

Notwithstanding anything contained herein to the contrary, the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions (if any) and treatments hereunder, takes into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise. As of the Effective Date, any and all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, relating to the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions (if any) and treatments hereunder, are settled, compromised, terminated and released pursuant hereto; provided, however, that nothing contained herein shall preclude any Person or Entity from exercising their rights under and consistent with the terms of this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan.

B.	Release of Claims and Causes of Action

1.	Release by the Debtors and Their Estates.

Under section 1123(b) and any other applicable provisions of the Bankruptcy Code, and except as otherwise expressly provided in this Plan and the Settlement Stipulation, effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, the Debtors and the Reorganized Debtors, in their respective individual capacities and as debtors in possession, and on behalf of themselves and their respective Estates, including, without limitation, any successor to the Debtors or any Estate representative appointed or selected under section 1123(b)(3) of the Bankruptcy Code (collectively, the “Debtor Releasing Parties”) and their respective assets and properties will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to each of the Released Parties (and each such Released Party so released shall be deemed forever released, waived and discharged by the Debtor Releasing Parties) (the “Debtor Release”) from any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of (i) the Debtors, the Chapter 11 Cases, the marketing of any of the Debtors’ assets, the Disclosure Statement, the Settlement Stipulation, this Plan and the Restructuring Documents, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, (iii) the business or contractual arrangements between any Debtor and any Released Parties, (iv) the negotiation, formulation or preparation of this Plan, the Disclosure Statement, the Settlement Stipulation, the Restructuring Documents, or related agreements, instruments or other documents, (v) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale, or rescission of the purchase or sale of any Claim or Equity Interest of the Debtors or the Reorganized Debtors, and/or (vii) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan that such Debtor Releasing Party would have been legally entitled to assert (whether individually or collectively) or that any Holder of a Claim or Equity Interest or other Entity would have been legally entitled to assert for, or on behalf or in the name of, any Debtor, its respective Estate or any Reorganized Debtor (whether directly or derivatively) against any of the Released Parties; provided, however, that the foregoing provisions of this Debtor Release shall not operate to waive, release or otherwise impair: (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction and/or (ii) the rights of such Debtor Releasing Party to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan or assumed under this Plan or assumed under Final Order of the Bankruptcy Court.

The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released under this Debtor Release. Notwithstanding the foregoing, nothing in this Article IX.B shall or shall be deemed to prohibit the Debtors or the Reorganized Debtors from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, Causes of Action or liabilities they may have against any Person that is based upon an alleged breach of a confidentiality or non-compete obligation owed to the Debtors or the Reorganized Debtors, unless otherwise expressly provided for in this Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, under Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released by the Debtor Release; (iii) in the best interest of the Debtors and their Estates; (iv) fair, equitable and reasonable; and (v) given and made after due notice and opportunity for hearing.

2.	Release by Third Parties.

Except as otherwise expressly provided in this Plan and the Settlement Stipulation, effective as of the Effective Date, to the fullest extent permitted by applicable law, for good and valuable consideration provided by each of the Released Parties, the adequacy and sufficiency of which is hereby confirmed, and without limiting or otherwise modifying the scope of the Debtor Release provided by the Debtor Releasing Parties above, each Non-Debtor Releasing Party (together with the Debtor Releasing Parties, the “Releasing Parties”) will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to each of the Released Parties (and each such Released Party so released shall be deemed forever released, waived and discharged by the Non-Debtor Releasing Parties) (the “Third Party Release”) from any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, whether directly or derivatively held, existing as of the Effective Date or thereafter arising, in law, at equity or otherwise, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to any of (i) the Debtors, the Chapter 11 Cases, the marketing of any of the Debtors’ assets, the Disclosure Statement, this Plan, the Settlement Stipulation and the Restructuring Documents, (ii) the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, (iii) the business or contractual arrangements between any Debtor and any Released Parties, (iv) the negotiation, formulation or preparation of this Plan, the Disclosure Statement, the Settlement Stipulation, the Restructuring Documents, or related agreements, instruments or other documents, (v) the restructuring of Claims or Equity Interests prior to or during the Chapter 11 Cases, (vi) the purchase, sale or rescission of the purchase or sale of any Claim or Equity Interest of the Debtors or the Reorganized Debtors, and/or (vii) the Confirmation or Consummation of this Plan or the solicitation of votes on this Plan that such Non-Debtor Releasing Party would have been legally entitled to assert (whether individually or collectively) against any of the Released Parties; provided, however, that the foregoing provisions of this Third Party Release shall not operate to waive, release or otherwise impair: (i) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Released Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; (ii) any of the indebtedness and obligations of the Debtors and/or the Reorganized Debtors incurred under this Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with this Plan or assumed under this Plan or assumed under Final Order of the Bankruptcy Court; (iii) the rights of such Non-Debtor Releasing Party to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with this Plan or assumed under this Plan or assumed under Final Order of the Bankruptcy Court; and/or (iv) any objections with respect to any Retained Professional’s final fee application or Accrued Professional Compensation Claims in these Chapter 11 Cases.

The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and the Confirmation Order will permanently enjoin the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released under this Third Party Release.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Third Party Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released by the Third Party Release; (iii) in the best interest of the Debtors and all Holders of Claims and Equity Interests; (iv) fair, equitable and reasonable; and (v) given and made after due notice and opportunity for hearing.

Notwithstanding anything to the contrary in this Plan or otherwise, any agreement of the Creditors’ Committee, the Unsecured Notes Indenture Trustee or Houlihan Lokey Capital, Inc. to “opt out” of the voluntary releases contained in this Plan shall be immediately and automatically, without further action of any party, revoked and changed to be “opt out” in the event that either (a) the Plan has been amended, modified, or supplemented in a manner inconsistent with the Settlement Stipulation (absent the consent of each of the Creditors’ Committee, the Unsecured Notes Indenture Trustee and Houlihan Lokey Capital, Inc.) or (b) the Settlement Stipulation is no longer in effect.

C.	Waiver of Statutory Limitations on Releases

Each of the Releasing Parties in each of the releases contained above expressly acknowledges that although ordinarily a general release may not extend to Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, they have carefully considered and taken into account in determining to enter into the above releases the possible existence of such unknown losses or claims. Without limiting the generality of the foregoing, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the release, which if known by it may have materially affected its settlement with the Released Party. The releases contained in this Plan are effective regardless of whether those released matters are presently known, unknown, suspected or unsuspected, foreseen or unforeseen.

D.	Discharge of Claims and Equity Interests

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by this Plan or the Confirmation Order, effective as of the Effective Date, all consideration distributed under this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims, Equity Interests and Causes of Action of any kind or nature whatsoever against the Debtors or any of their respective assets or properties, including any interest accrued on such Claims or Equity Interests from and after the Petition Date, and regardless of whether any property shall have been abandoned by order of the Bankruptcy Court, distributed or retained under this Plan on account of such Claims, Equity Interests or Causes of Action.

Except as otherwise expressly provided by this Plan or the Confirmation Order, upon the Effective Date, the Debtors and their Estates shall be deemed discharged and released under and to the fullest extent provided under sections 524 and 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code. Such discharge shall void any judgment obtained against the Debtors or the Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim.

E.	Exculpation

Effective as of the Effective Date, the Exculpated Parties shall neither have nor incur any liability to any Entity for any claims or Causes of Action arising prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Confirmation or Consummation of this Plan, the Disclosure Statement, Settlement Stipulation, the Restructuring Documents or any contract, instrument, release or other agreement or document created or entered into in connection with this Plan or any other postpetition act taken or omitted to be taken in connection with the restructuring of the Debtors, the approval of the Settlement Stipulation, the Disclosure Statement or Confirmation or Consummation of this Plan; provided, however, that the foregoing provisions of this exculpation shall not operate to waive, release or otherwise impair: (i) any Causes of Action expressly set forth in and preserved by this Plan or the Plan Supplement; (ii) any Causes of Action arising from willful misconduct, actual fraud, or gross negligence of such applicable Exculpated Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; (iii) any of the indebtedness or obligations of the Debtors and/or the Reorganized Debtors incurred under this Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with the Plan or assumed under this Plan or assumed under Final Order of the Bankruptcy Court, (iv) the rights of any Entity to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with this Plan or assumed under this Plan or assumed under Final Order of the Bankruptcy Court; and/or (v) any objections with respect to any Retained Professional’s final fee application or Accrued Professional Compensation Claims in these Chapter 11 Cases; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its respective duties under, or in connection with, the above-referenced documents, actions or inactions.

The foregoing exculpation shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person. Notwithstanding the foregoing, nothing in this Article IX.E shall or shall be deemed to prohibit the Debtors or the Reorganized Debtors from asserting and enforcing any claims, obligations, suits, judgments, demands, debts, rights, Causes of Action or liabilities they may have against any Person that is based upon an alleged breach of a confidentiality or non-compete obligation owed to the Debtors or the Reorganized Debtors, in each case unless otherwise expressly provided for in this Plan.

F.	Preservation of Causes of Action

1.	Maintenance of Causes of Action

Except as otherwise provided in this Article IX or elsewhere in this Plan or the Confirmation Order, after the Effective Date, the Reorganized Debtors shall retain all rights to commence, pursue, litigate or settle, as appropriate, any and all Causes of Action, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Cases; provided, however, that the foregoing shall not be deemed to include any claims or Causes of Action (i) released under Article IX.B.1 hereof or (ii) exculpated under Article IX.E hereof to the extent of any such exculpation. The Reorganized Debtors, as the successors-in-interest to the Debtors and the Estates, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of such Causes of Action, in each case solely to the extent of the Debtors’ or their Estates’ interest therein, without notice to or approval from the Bankruptcy Court. Notwithstanding the foregoing, the Reorganized Debtors shall retain all claims and defenses to any Allowed Claims that are Reinstated or Unimpaired pursuant to the Plan. A further description of the retained causes of action shall be filed with the Plan Supplement.

2.	Preservation of All Causes of Action Not Expressly Settled or Released

The Debtors expressly reserve all Causes of Action for later adjudication by the Debtors or the Reorganized Debtors (including, without limitation, Causes of Action not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the Confirmation or Consummation of this Plan based on the Disclosure Statement, this Plan or the Confirmation Order, except in each case where such Causes of Action have been expressly waived, relinquished, released, compromised or settled in this Plan, the Confirmation Order or any other Final Order, including, without limitation or any other claims or Causes of Action (i) released under Article IX.B.1 hereof or (ii) exculpated under Article IX.E hereof to the extent of any such exculpation. In addition, the Debtors and the Reorganized Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any of the Debtors are a plaintiff, defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

G.	Injunction

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS AND ENTITIES ARE, TO THE FULLEST EXTENT PROVIDED UNDER SECTION 524 AND OTHER APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, PERMANENTLY ENJOINED FROM (I) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY SUIT, ACTION OR OTHER PROCEEDING; (II) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE, OR ORDER; (III) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE; (IV) ASSERTING A SETOFF OR RIGHT OF SUBROGATION OF ANY KIND; OR (V) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND, IN EACH CASE ON ACCOUNT OF OR WITH RESPECT TO ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, EQUITY INTEREST, OR REMEDY RELEASED OR TO BE RELEASED, SETTLED OR TO BE SETTLED OR DISCHARGED OR TO BE DISCHARGED UNDER THIS PLAN OR THE CONFIRMATION ORDER AGAINST ANY PERSON OR ENTITY SO RELEASED OR DISCHARGED (OR THE PROPERTY OR ESTATE OF ANY PERSON OR ENTITY SO RELEASED, DISCHARGED). ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES UNDER SECTION 105 OR SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE.

H.	Binding Nature of the Plan

ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THIS PLAN SHALL BIND, AND SHALL BE DEEMED BINDING UPON, THE DEBTORS, THE REORGANIZED DEBTORS, ANY AND ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, ALL PERSONS AND ENTITIES THAT ARE PARTIES TO OR ARE SUBJECT TO THE SETTLEMENTS, COMPROMISES, RELEASES, DISCHARGES, AND INJUNCTIONS DESCRIBED IN THIS PLAN, EACH PERSON ACQUIRING PROPERTY UNDER THIS PLAN, ANY AND ALL NON-DEBTOR PARTIES TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES WITH THE DEBTORS AND THE RESPECTIVE SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING WHETHER OR NOT SUCH PERSON OR ENTITY (I) WILL RECEIVE OR RETAIN ANY PROPERTY, OR INTEREST IN PROPERTY, UNDER THIS PLAN, (II) HAS FILED A PROOF OF CLAIM OR INTEREST IN THE CHAPTER 11 CASES OR (III) FAILED TO VOTE TO ACCEPT OR REJECT THIS PLAN, AFFIRMATIVELY VOTED TO REJECT THIS PLAN OR IS CONCLUSIVELY PRESUMED TO REJECT THIS PLAN.

I.	Protection Against Discriminatory Treatment

To the extent provided by section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Persons and Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend or refuse to renew a license, permit, charter, franchise or other similar grant to, condition such a grant to, discriminate with respect to such a grant, against the Reorganized Debtors, or another Person or Entity with whom the Reorganized Debtors have been associated, solely because any Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge) or has not paid a debt that is dischargeable in the Chapter 11 Cases.

J.	Integral Part of Plan

Each of the provisions set forth in this Plan with respect to the settlement, release, discharge, exculpation, and injunction of, for or with respect to Claims and/or Causes of Action are an integral part of this Plan and essential to its implementation. Accordingly, each Entity that is a beneficiary of such provision shall have the right to independently seek to enforce such provision and such provision may not be amended, modified, or waived after the Effective Date without the prior written consent of such beneficiary.

K.	Preservation of Privilege and Defenses

No action taken by the Debtors or Reorganized Debtors in connection with this Plan shall be (or be deemed to be) a waiver of any privilege or immunity of the Debtors or Reorganized Debtors, as applicable, including any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral). The Confirmation Order shall provide that, notwithstanding the Reorganized Debtors’ providing any privileged information to the Distribution Agent or any party or person associated with the Distribution Agent, such privileged information shall be without waiver in recognition of the joint and/or successorship interest in prosecuting any Claim or Cause of Action on behalf of the Estates and shall remain privileged. The Debtors (or the Reorganized Debtors) retain the right to waive their own privileges. The Distribution Agent shall have no right to any privileged information or analysis of the Debtors or the Reorganized Debtors.

ARTICLE X.

RETENTION OF JURISDICTION

Under sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, on and after the Effective Date, retain exclusive jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and this Plan as legally permissible, including, without limitation, jurisdiction to:

1.

Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of any such Claim or Equity Interest;

2.

Decide and resolve all matters related to the granting or denial, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses authorized under the Bankruptcy Code or this Plan, for periods ending on or before the Effective Date; provided, however, that, from and after the Effective Date, the Reorganized Debtors shall pay Retained Professionals in the ordinary course of business for any work performed after the Effective Date and such payment shall not be subject to the approval of the Bankruptcy Court;

3.

Resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to this Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected (as applicable);

4.	Resolve any issues related to any matters adjudicated in the Chapter 11 Cases;

5.	Ensure that distributions to Holders of Allowed Claims are accomplished under the provisions of this Plan;

6.

Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date, provided, however, that the Reorganized Debtors shall reserve the right to commence actions in all appropriate forums and jurisdictions;

7.

Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with this Plan, the Plan Supplement or the Disclosure Statement;

8.

Resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan;

9.

Hear and determine all Causes of Action that are pending as of the Effective Date or that may be commenced in the future, except for those claims or Causes of Action (i) released under Article IX.B.1 hereof or (ii) exculpated under Article IX.E hereof to the extent of any such exculpation;

10.

Issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of this Plan;

11.	Enforce the terms and conditions of this Plan, the Confirmation Order, and the Restructuring Documents;

12.

Resolve any cases, controversies, suits or disputes with respect to the Release, the Exculpation, and any other provisions contained in Article IX hereof and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such provisions;

13.	Enter and implement such orders or take such other actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

14.

Resolve any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any release or exculpation adopted in connection with this Plan; and

15.	Enter one or more final decrees closing the Chapter 11 Cases.

Notwithstanding the foregoing, if the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in this Article of the Plan, the provisions of this Article X shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XI.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN

A.	Modification of Plan

Subject to the limitations contained in the Plan, the Debtors reserve the right, in accordance with the Bankruptcy Code, the Bankruptcy Rules (1) to amend or modify the Plan prior to the entry of the Confirmation Order in a manner consistent with the Settlement Stipulation and otherwise reasonably acceptable to the Creditors’ Committee, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, in each case in a manner consistent with the Settlement Stipulation and otherwise reasonably acceptable to the Creditors’ Committee.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved under section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

C.	Revocation of Plan

Subject to the conditions to the Effective Date and the consent of the Creditors’ Committee (such consent not to be unreasonably withheld), the Debtors reserve the right to revoke or withdraw the Plan prior to the entry of the Confirmation Order and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if the Effective Date does not occur, then (1) the Plan shall be null and void in all respects, (2) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void, and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any claims by or against or any Equity Interests in such Debtor or any other Entity, (b) prejudice in any manner the rights of the Debtors or any other Entity, or (c) constitute an admission of any sort by the Debtors or any other Entity.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the documents and instruments contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims and Equity Interests (irrespective of whether such Holders of Claims or Equity Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases.    The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including under Bankruptcy Rule 3020(e), 6004(g), and 7062.

B.	Additional Documents

On or before the Effective Date and in accordance with Article I.B of this Plan, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or Reorganized Debtors, as applicable, and all Holders of Claims or Equity Interests receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

C.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

D.	Payment of Statutory Fees; Post-Effective Date Fees and Expenses

All fees due and payable under section 1930 of title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the United States Trustee. Except as provided in Article II.C Article V.A herein, each Debtor shall remain obligated to pay quarterly fees to the United States Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

The Reorganized Debtors shall pay the liabilities and charges that they incur on or after the Effective Date for Retained Professionals’ fees, disbursements, expenses, or related support services (including reasonable fees, costs and expenses incurred by Retained Professionals relating to the preparation of interim and final fee applications and obtaining Bankruptcy Court approval thereof) in the ordinary course of business and without application or notice to, or order of, the Bankruptcy Court, including, without limitation, the reasonable fees, expenses, and disbursements of the Distribution Agents and the fees, costs and expenses incurred by Retained Professionals in connection with the implementation, enforcement and Consummation of this Plan and the Restructuring Documents.

E.	Conflicts

In the event that a provision of the Restructuring Documents or the Disclosure Statement (including any and all exhibits and attachments thereto) conflicts with a provision of this Plan or the Confirmation Order, the provision of this Plan and the Confirmation Order (as applicable) shall govern and control to the extent of such conflict. In the event that a provision of this Plan conflicts with a provision of the Confirmation Order, the provision of the Confirmation Order shall govern and control to the extent of such conflict. In the event that a provision of the Debtors’ Schedules, including the “Global Notes and Statement of Limitations, Methodology, and Disclaimers Regarding the Debtors’ Schedules of Assets and Liabilities and Statements of Financial Affairs” contained therein, conflicts with a provision of this Plan or the Confirmation Order, the provision of this Plan or the Confirmation Order (as applicable) shall govern and control to the extent of such conflict.

F.	Successors and Assigns

This Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Holders of Claims and Equity Interests, other parties-in-interest, and their respective heirs, executors, administrators, successors, and assigns. The rights, benefits, and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.

G.	Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order and this Plan is consummated. Neither the Filing of this Plan, any statement or provision contained herein, nor the taking of any action by the Debtors or any other Entity with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of: (1) the Debtors with respect to the Holders of Claims or Equity Interests or other Entity; or (2) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

H.	Further Assurances

The Debtors or the Reorganized Debtors, as applicable, all Holders of Claims receiving distributions hereunder and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order.

I.	Severability

If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable under its terms.

J.	Service of Documents

Any notice, direction or other communication given to the Debtors or Reorganized Debtors regarding the matters contemplated by this Plan (each, a “Notice”) must be in writing, sent by personal delivery, electronic mail, or courier and addressed as follows:

PHI, Inc.

Attn: Robert A. Del Genio, Chief Restructuring Officer

2001 SE Evangeline Thruway

Lafayette, LA, 70508

with a copy to:

DLA Piper LLP (US)

Attn: Thomas R. Califano (thomas.califano@dlapiper.com)

1251 Avenue of the Americas

New York, NY 10020-1104

A Notice is deemed to be given and received (a) if sent by personal delivery or courier, on the date of delivery if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, or (b) if sent by electronic mail, when the sender receives an email from the recipient acknowledging receipt, provided that an automatic “read receipt” does not constitute acknowledgment of an email for purposes of this Article XII.J. Any party may change its address for service from time to time by providing a Notice in accordance with the foregoing. Any element of a party’s address that is not specifically changed in a Notice will be assumed not to be changed. Sending a copy of a Notice to a party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the Notice to that party. The failure to send a copy of a Notice to legal counsel does not invalidate delivery of that Notice to a party.

K.	Exemption from Transfer Taxes Under Section 1146(a) of the Bankruptcy Code

Under section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer of property, under or in connection with this Plan, the Restructuring Documents to the extent consummated substantially in connection with this Plan, shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States or by any other Governmental Unit, and the Confirmation Order shall direct the appropriate federal, state or local (domestic or foreign) governmental officials or agents to forgo the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents evidencing such action or event without the payment of any such Stamp or Similar Tax or governmental assessment. Such exemption specifically applies, without limitation, to (i) all actions, agreements and documents necessary to evidence and implement the provisions of, transactions contemplated by and the distributions to be made under this Plan or the Restructuring Documents, (ii) the issuance and distribution of the New Common Stock, and (iii) the maintenance or creation of security interests or any Lien as contemplated by this Plan or the Restructuring Documents.

L.	Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that a Restructuring Document or an exhibit or schedule to this Plan provides otherwise (including with respect to Texas Rule of Civil Procedure 11), the rights, obligations, construction and implementation of this Plan and any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction that would require or permit the application of the law of another jurisdiction.

M.	Tax Reporting and Compliance

The Reorganized Debtors are hereby authorized, on behalf of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through and including the Effective Date.

N.	Schedules

All exhibits and schedules to this Plan, including the Exhibits and Plan Schedules, are incorporated herein and are a part of this Plan as if set forth in full herein.

O.	No Strict Construction

This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors and their respective professionals. Each of the foregoing was represented by counsel of its choice who either participated in the formulation and documentation of, or was afforded the opportunity to review and provide comments on, this Plan, the Disclosure Statement, the Exhibits and the Plan Schedules, and the agreements and documents ancillary or related thereto. Accordingly, unless explicitly indicated otherwise, the general rule of contract construction known as “contra proferentem” or other rule of strict construction shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, the Exhibits or the Plan Schedules, or the documents ancillary and related thereto.

P.	Entire Agreement

Except as otherwise provided herein or therein, this Plan and the Restructuring Documents supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan and the Restructuring Documents.

Q.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

R.	2002 Notice Parties

After the Effective Date, the Debtors and the Reorganized Debtors, as applicable, are authorized to limit the list of Entities receiving documents under Bankruptcy Rule 2002 to those Entities who have Filed a renewed request after the Confirmation Hearing to receive documents under Bankruptcy Rule 2002.

S.	Dissolution of Creditors’ Committee

On and as of the Effective Date, the Creditors’ Committee shall dissolve automatically and its members shall be released and discharged from all rights, duties and responsibilities arising from, or related to, the Chapter 11 Cases; provided, however, that, following the Effective Date, the Creditors’ Committee shall continue in existence and have standing and a right to be heard for the following limited purposes: (a) applications, and any relief related thereto, for compensation by professionals or advisors to the Creditors’ Committee; and (b) any appeals of the Confirmation Order or other appeal to which the Creditors’ Committee is a party. The Reorganized Debtors shall not be responsible for paying any fees, costs, or expenses incurred by the members, professionals, or advisors to the Creditors’ Committee incurred after the Effective Date, except for such fees, costs, or expenses incurred (and allowed under section 330 of the Bankruptcy Code) in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date under Article II.A.2 or otherwise incurred in connection with the limited purposes set forth above; provided, however, that after the Effective Date, any Retained Professional retained by the Creditors’ Committee shall have the right to File and prosecute Accrued Professional Compensation Claims, including any appeal of any Final Order relating thereto.

T.	Dissolution of Equity Committee

On and as of the Effective Date, the Equity Committee shall dissolve automatically if it has not been disbanded prior thereto, and its members shall be released and discharged from all rights, duties and responsibilities arising from, or related to, the Chapter 11 Cases. The Reorganized Debtors shall not be responsible for paying any fees, costs, or expenses incurred by the members, professionals, or advisors to the Equity Committee after the Effective Date, except for such fees, costs, or expenses incurred (and allowed under section 330 of the Bankruptcy Code) in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date under Article II.A.2 ; provided, however, that after the Effective Date, any Retained Professional retained by the Equity Committee shall have the right to File and prosecute Accrued Professional Compensation Claims, including any appeal of any Final Order relating thereto.

U.	Section 1125(e) Good Faith Compliance

The Debtors, the Reorganized Debtors, the Creditors’ Committee and each of their respective Related Persons shall be deemed to have acted in “good faith” under section 1125(e) of the Bankruptcy Code.

Dated: June 13, 2019 Dallas, Texas DLA PIPER LLP (US)

/s/ Daniel Prieto Daniel Prieto, State Bar No. 24048744 1900 North Pearl Street, Suite 2200 Dallas, Texas 75201 Tel: (214) 743-4500 Fax: (214) 743-4545 Email: dan.prieto@dlapiper.com -and-

Thomas R. Califano (admitted pro hac vice) 1251 Avenue of the Americas New York, New York 10020 Tel: (212) 335-4500 Fax: (212) 335-4501 Email: thomas.califano@dlapiper.com -and-

Daniel M. Simon (admitted pro hac vice)

David Avraham (admitted pro hac vice)

Tara Nair (admitted pro hac vice)

444 West Lake Street, Suite 900

Chicago, IL 60606

Tel: (312) 368-4000

Fax: (312) 236-7516

Email: daniel.simon@dlapiper.com

    david.avraham@dlapiper.com

    tara.nair@dlapiper.com

Counsel for the Debtors